U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYCLONE ENERGY, INC.

California	3714 AND 7500	20-4214887
(State or other jurisdiction of incorporation or organization)	(Primary Industrial Code)	(I.R.S. Employer Identification No.)

Lawrence Weisdorn
Cyclone Energy, Inc.
President and Chief Executive Officer
22525 Pacific Coast Highway, Suite 101, Malibu, California 90265
(310) 456-1510 - Fax-(310) 456-3026
(Address and telephone number of registrant's principal executive offices)
(Name, address, and telephone number of agent for service of process)

Copies to:
Ellen L. Batzel, Esq.
27 Outrigger St. #2
Marina del Rey, California 90292
(310) 659-4218 - Fax-(310) 301-9129

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed	Proposed	Amount
of Securities to be	to be	Offering Price	Aggregate	of
Registered	Registered	Per Share (1)	Offering Price	Registration Fee
Common Stock, no par value (2)	340,500	$1.00	$340,500	$36.43
Total Registration Fee			$340,500	$36.43

(1)
Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the offering price is based on a bona fide estimate of the maximum offering price, computed in accordance with the rule where applicable. As of the date of this registrations, Cyclone has sold 340,500 shares of Common Stock. If the number of shares or other units of securities, or the principal amount of debt securities to be offered is increased by an amendment filed prior to the effective date of the registration statement, an additional filing fee, computed on the basis of the offering price of the additional securities, shall be paid. The amount of Common Stock registered shall also be deemed, pursuant to Rule 416 under the Securities Act of 1933, as amended, to include additional shares issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Represents 340,500 shares of Common Stock presently held by selling shareholders, none of which shares are held by any director or officer of Cyclone Energy, Inc., and none of which are held by any shareholder holding five percent (5%) or more of the company’s shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS (SUBJECT TO COMPLETION), DATED OCTOBER 16, 2006

Prospectus

340,500 Shares

CYCLONE ENERGY, INC.
Common Stock

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 340,500 shares of our common stock (the "Common Stock"), consisting of:

O	340,500 shares of Common Stock presently held by the selling shareholders.

This offering is not being underwritten. The common shares offered under this prospectus may be sold by the selling shareholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.

The Company will not receive any of the proceeds from those sales. The Company’s common shares will trade on the Over-the Counter Bulletin Board ("OTCBB") under the trading symbol "[to be determined]". The OCTBB is a registered provider of pricing and financial information for the over-the-counter (OTC) securities market. Please read this prospectus carefully. It describes the Company, its finances, products and services. Federal and state securities laws require that the Company includes in this prospectus all the important information that you will need to make an investment decision.

AN INVESTMENT IN THE COMMON SHARES OFFERED FOR SALE UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE `RISK FACTORS' BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT CONTAINING THIS PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMMON STOCK OFFERED FOR SALE UNDER THIS PROSPECTUS MAY NOT BE OFFERED FOR SALE OR SOLD UNTIL THAT REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON SHARES AND IT IS NOT A SOLICITATION OF AN OFFER TO PURCHASE THE COMMON SHARES IN ANY JURISDICTION WHERE THIS OFFER OR SALE IS NOT OTHERWISE PERMITTED.

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

The date of this Prospectus is October 20, 2006.

22525 PACIFIC COAST HIGHWAY, SUITE 101
MALIBU, California 90265

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PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and in particular that section of this prospectus captioned "Risk Factors." Unless the context requires otherwise, "company", "registrant", "we", "us", and "our" and similar terms refer to Cyclone Energy, Inc. ("Cyclone Energy").

The Registrant is a new company, formed on January 18, 2006, and has no significant operating history.

Whenever the Company makes any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall be made in reference to options or warrants to purchase unissued shares of the Company’s authorized common stock of 25,000,000 shares, unless it is stated otherwise herein.

THE COMPANY AND ITS BUSINESS

The Company.

Cyclone Energy, Inc., a California corporation (the “Company” or “Cyclone”) was incorporated in January 2006. The Company’s corporate offices are located at 22525 Pacific Coast Highway, Suite 101, Malibu, California 90265. Cyclone’s telephone number is (310) 456-1510. The Company’s virtual address is www.cycloneenergy.com.

Management’s vision of providing a closed-loop pollution free/reduced pollution transportation solution for today’s drivers in California dove-tails with Governor Arnold Schwarzenegger’s direction to the California Environmental Protection Agency (CalEPA) to develop a "blueprint plan" to expedite availability of hydrogen fueling stations and products that use hydrogen throughout California. To accomplish Cyclone’s mission, Cyclone has created three operating divisions, each of which will focus on specific niche markets in the hydrogen supply industry:

1.	Internal Combustion Engine (“ICE”) Conversions Division. This division has been incorporated into a wholly owned subsidiary- ICE Conversions, Inc., a California corporation (“ICE”).

2.	Hydrogen Supply Fueling Stations and Automotive Repair Stations.

3.	Hydrogen Production Division- to service Vehicular Customers.

Three Divisions.

Cyclone’s business is focused in three niche markets, each of which will be serviced by a separate division of the Company.

1.	Internal Combustion Engine (“ICE”) Conversions Division.

To create immediate demand for hydrogen, Cyclone Energy’s wholly owned subsidiary, ICE Conversions, Inc., a California corporation, will distribute, sell and install hydrogen conversion kits, purchased pursuant to an exclusive geographical distribution contract between Cyclone and a third party, for existing internal combustion engines beginning in late 2006. Initially ICE Conversions will market two different types of hydrogen conversion kits: (1) A gasoline/hydrogen hybrid kit which will allow end users to run on gasoline with a hydrogen “boost” added through the engine’s air intake and (2) a hydrogen-only dedicated system. By training and overseeing its own installation personnel, Cyclone will control service quality and build customer relations and create a brand-name for excellence in the conversions market.

Vehicles converted to 100% hydrogen fuel usage achieve: zero carbon-based particulant emissions from the operation of the vehicle, water vapor as the constituent component of the vehicle’s exhaust, a reduction in “greenhouse gas” emissions from the vehicle, and both a maximum 17% boost in horsepower and a maximum 17% boost in torque. Combined with the cost-savings inherent in the purchase of Cyclone’s on-site produced hydrogen, a consumer will obtain these “pollution reduction” benefits at a significant cost savings over gasoline.

A vehicle partially converted to hydrogen-fueling system will obtain results “anti-pollution” results that will vary depending on ultimate blend of hydrogen and gasoline as fuel.

Cyclone will initially offer conversions for SUVs, pickup trucks and RV's- which experience both a low mpg for gasoline and higher emissions- with the expectation that owners of those vehicles are already seeking methods to reduce the cost of fuel and/or their emissions footprint. Cyclone expects to eventually offer conversions in other vehicle classes, depending on the market demand for conversions in other types of vehicles and the cost of market penetration into those markets. Cyclone will use conversion components manufactured by others which have already been safety tested and approved by the US Department of Transportation. Cyclone will begin offering these conversions in the Southern California market late in 2006.

The conversions will be available at either gas stations owned and operated by Cyclone, automotive repair stations which Cyclone owns and operates, or at automotive repair and service stations with which Cyclone has entered into contracts to sell and install hydrogen conversion kits. Initially, ICE will offer conversions for low mileage/high pollution generating SUVs, pickup trucks and commercial fleet vehicles. Once converted, these vehicles will be zero emission vehicles and experience a maximum 17% boost in horsepower and torque. Later, ICE will penetrate the car and other vehicle market in staged progression, based on factors such as ease of conversion and expected rate of fuel use/pollution drop in target class vehicle.

As of the date of this prospectus, Cyclone’s supplier is refining the prototype conversion kit which Cyclone expects to distribute and install; the prototype is on its third generation of evolved technology. The current version of the kit is being submitted for approval by the California Air Resources Board (CARB)- approval of CARB is legally mandated before vehicles in the class to which the conversion kit will be used can be modified. Approval is expected by the end of November 2006. Cyclone intends to make this version of the kit available for retail sales as soon as the CARB approval is issued, i.e., by December 2006. In the meantime, Cyclone is developing its retail relationships with potential buyers of the kits.

The conversion kit subject to the first CARB approval will be salable for conversions in 47 GM vehicles, all in the 6.0 liter V-8 range. This class of vehicle primarily contains SUVs, Hummers, and heavy-duty pick-up trucks (over 5,000 pounds).

2.	Hydrogen Supply Fueling Stations and Automotive Repair Stations.

To facilitate revenue, the Company intends to use investment capital to acquire currently operating, revenue-producing gasoline and automotive repair stations at which the Company will install one or more hydrogen fueling stations and/or hydrogen conversion kit installation facilities. Cyclone Energy will directly or through one of its subsidiaries acquire, by cash purchase or stock transfer or both, operational and revenue-producing gas stations and/or gas station businesses in the state of California to own and operate. Upon acquisition of a gas station, Cyclone will install one or more hydrogen refueling stations at each location to meet the demand created by its ICE conversions, whereafter it will sell, retail, both gasoline and hydrogen to the public.

ICE Conversions has recently entered into an agreement to purchase its first automotive repair business in Los Angeles, with the intention of using that on-going business to conduct ICE conversion installations, testing, and maintenance into the initial market vehicles and to assist with the commercial rollout of all varieties of hydrogen conversions kits.

Cyclone Energy may use cash or shares in either Cyclone Energy or ICE to purchase operating gas station or automotive repair facilities or both. Cyclone anticipates creating separate legal entities to own and operate acquired gas station businesses and automotive repair facilities.

As of October 6, 2006, Cyclone is under contract to purchase two (2) gas station businesses in Southern California- one in Los Angeles and one in Escondido- and is proceeding with due diligence necessary to close escrow on the purchases. Cyclone has additional target gas station businesses throughout southern California identified for acquisition and is currently in the process of making an offer to purchase a third gas station business.

3.	Hydrogen Sales and Production Division- to service Vehicular Customers.

To meet the demand for hydrogen caused by the ICE conversions, Cyclone will sell at retail commercial grade hydrogen purchased from third party industrial producers at its owned and operated gas/hydrogen fueling stations and, if feasible and subject to permitting, at its automotive repair facilities where it performs ICE conversions.

At some future date, Cyclone intends to produce its own hydrogen. Cyclone believes that it will eventually be able to offer hydrogen for retail re-sale at prices that represent a significant cost savings over the normal cost of purchasing hydrogen from third party industrial production sources for re-sale, using a unique hydrogen distribution methodology that reduces the number of pressurizations of hydrogen between point of production and point of re-sale from three (3) to one (1). Cyclone expects to market hydrogen at a comparable, effective “gasoline rate” of approximately “$2.50 to $3.00 per gallon” to its retail customers.

Cyclone’s production process (currently under development) is expected to produce and distribute hydrogen utilizing a non-polluting process of electrolyzing water with electricity generated from either wind turbines. This process is very environmentally friendly, utilizes renewable resources and is considered a “Green” or “Clean” technology. Due to material control and methodology developed for Cyclone, Cyclone’s management believes that the Company will be able to produce and distribute hydrogen at a price substantially reduced from previous methodology used in the scientific and industrial communities to produce and distribute hydrogen. Management believes that the Company will be able to offer hydrogen at a very attractive price in comparison to current prices of gasoline in California.

As of June 30, 2006, Cyclone Energy had the following issued and outstanding shares: 9,440,500 common shares, no par value. Of those shares, the Company has a buyback privilege of up to 2,400,000 shares out of an initial purchase of 3,000,000 shares (the buyback reduces over a 3 year period, ending on November 14, 2008, or immediately upon the completion of 6 months of full time employment) from its president (and an identical privilege with 3,000,000 shares issued to a Vice President) and has outstanding common share purchase options entitling the various holders to purchase up to 450,000 common shares. One consultant to ICE holds an option to purchase 100,000 common shares of Combustion Energy at a $1 per share exercise price, 25,000 of which are vested and the remainder of which shall vest in three (3) equal installments of 25,000 shares each, on the first three (3) anniversaries of June 1, 2006, subject to said consultant continuing to provide services to ICE, or be cancelled in the event the consultant elects by December 1, 2006, not to sell his business to Cyclone; a Vice President holds 4-yr options to purchase 150,000 common shares at a $1 per share exercise price, 30,000 of which are vested; and a director holds 4-yr options to purchase 200,000 common shares at a $.50 per share exercise price, of which 0 are vested.

THE OFFERING

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 340,500 shares of Common Stock, consisting of:

O
340,500 shares of Common Stock presently held by the selling shareholders, of which there are no holders of more than 5% of the Company’s Common Stock and of which the Company knows of no present intent for immediate sale or transfer.

The common shares offered under this prospectus may be sold by the selling shareholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Shareholders", "Registration Rights" and "Plan of Distribution". The Company will not receive any of the proceeds from those sales and none of the selling shareholders hold warrants or options to purchase other shares of Company common stock. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

SUMMARY FINANCIAL DATA

The following tables summarize the statements of operations and balance sheet data for our company for the periods or as of the dates indicated, respectively:

From Inception January 18, 2006
to June 30, 2006
Audited Statement of Operations Data:
Revenue	$ N/A
Cost of Revenues	N/A
Gross Margin	N/A
Operating Expense	$405,449
Net loss from operations	($405,449)
Other income (expenses)	—
Net loss	($405,449)

Net loss per share, basic and diluted	$(0.04
Weighted average, basic and diluted	9,258,584

June 30,
2006
Audited Balance Sheet Data:
ASSETS
Current Assets	$107,772
Property & Equipment, net	$3,636
Other Assets	$4,000
Total Assets	$115,408

LIABILITIES & STOCKHOLDERS' DEFICIT
Liabilities	$95,257
Stockholders' Equity	$20,151
$115,408

RISK FACTORS

An investment in the Company’s common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition. In such an event, the trading price for Cyclone common shares could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the risk factors set forth below. The risks described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently deem immaterial, may also adversely affect our business.

Risk Factors Related To Our Financial Condition

We have a limited operating history, with no track record to determine which of our planned businesses, if any, will be financially viable or successful. Our future mix of revenues may not reflect our current business strategy, and it may be difficult to assess our business and future prospects.

We are commencing operations of our conversion kit business in the near future, and expect to be engaged principally in the sale and installation of hydrogen fuel conversion kits into targeted vehicular markets. At some time in the future, we expect to produce and distribute hydrogen for retail sale to our conversion kit customers to support the demand we create for fuel grade hydrogen.

Our projected revenues from our different business segments may fall short of our targeted goals and our profit margins may likewise not be achieved. Until we are actually in the marketplace, it is impossible to determine if our business strategies will be successful.

Our current business strategy is to sell and install hydrogen conversion kits and fuel-grade hydrogen and implement plans to acquire and manage electrolysis equipment for large scale hydrogen generation, storage, and retail sale, both in large quantities. Because the success of our business will, to some extent, rely both upon the availability of fuel-grade hydrogen throughout the state of California and the manufacture by others of hydrogen fueled vehicles which will create an increasing demand for fuel-grade hydrogen, it is impossible to predict the allocation of business revenues. Also, historical operating data as generated may be of limited value in evaluating our future prospects because the industry itself is in its early days.

Because we expect to continue to incur net losses, we may not be able to implement our business strategy, and the price of our common shares may decline. We have not generated any positive net income since the Company’s inception in January 2006. Our current business strategy is to develop three complementary hydrogen-fuel related businesses with market leadership positions for each product. In so doing, we will continue to incur significant expenditures for general administrative activities, including sales and marketing and research and development activities. As a result of these costs, we will need to generate and sustain regularly significantly higher revenues and positive gross margins to achieve and sustain profitability.

We expect to incur significant operating expenses over the next several years. As a result, we expect to incur losses in 2006 and 2007, and we may never achieve profitability. Accordingly, we may not be able to implement our business strategy, and the price of our common shares may decline. Our quarterly operating results are likely to fluctuate significantly and may fail to meet the expectations of securities analysts and investors, and cause the price of our common shares to decline.

We expect our quarterly revenues and operating results to vary significantly in the future. These quarterly fluctuations in our operating performance will result from the length of time between our first contact with a customer and the recognition of revenue from sales to that customer. Our products are highly-engineered and components may require further development; therefore, the length of time between approaching a customer and delivering our products to that customer could span quarterly periods. In many cases a customer’s decision to buy our products and services may require the customer to change its established business and/or consumer practices and to conduct its business and/or its consumer habits in new ways.

As a result, we must educate customers on the use and benefits of our products and services, which can require us to commit significant time and resources without necessarily generating any revenues. Many potential commercial customers may wish to enter into test arrangements with us in order to use our products and services on a trial basis. The success of these trials may determine whether or not the potential customer purchases our products or services on a commercial basis.

Potential customers may also need to obtain approval at a number of management levels and one or more regulatory approvals, which may delay a decision to purchase our products.

The length and variability of the sales cycles for our products make it difficult to forecast accurately the timing and amount of specific sales and corresponding revenue recognition. The delay or failure to complete one or more large sales transactions could significantly reduce our revenues for a particular quarter and we may expend substantial funds and management effort during our sales cycle with no assurance that we will successfully sell our products. As a result, our quarterly operating results are likely to fluctuate significantly and we may fail to meet expectations of securities analysts and investors, and the price of our common shares may decline.

We may be unable to raise additional capital to pursue our commercialization plans and may be forced to discontinue product development, reduce our sales and marketing efforts or forego attractive business opportunities. Based on our current business plan, we believe we have sufficient cash on hand to meet our working capital and capital expenditure needs for the next three (3) months. We may also require additional capital to acquire or invest in complementary businesses or products, obtain the right to use complementary technologies or accelerate product development and commercialization activities. If suppliers of our kits and/or material components of our electrolysis processing equipment are unable to meet our demand or otherwise fall victim to market forces, we may be forced to find alternate suppliers or be forced to develop the capability of manufacturing our own conversion kits or electrolysis equipment. Pursuant to the terms we have with our current supplier, should we find an alternative product

We may need to raise additional funds sooner if our estimates of revenues, costs and capital expenditures change or are inaccurate. If we are unable to raise additional capital or are unable to do so on acceptable terms, we may not be able to respond to the actions of our competitors or we may be prevented from conducting all or a portion of our planned operations. In particular, the expansion of our business into locations we currently deem critical for hydrogen fuel support to our vehicular conversion kit customers could be delayed or discontinued if we are unable to fund our M&A activities or the development of our hydrogen production capabilities. In addition, we may be forced to reduce our sales and marketing efforts or forego attractive business opportunities. If we issue additional equity securities to third parties in order to raise funds, the ownership percentage in our company of each of our existing shareholders will be reduced.

Our ability to grow revenue and future prospects depend to a certain extent on the commitment of the state and local governments to support alternate fuels and, generally, to the commitment of consumers to the commercialization of alternate fuels in general and hydrogen in particular.

Our ability to grow revenue and future prospects could be hurt if the government of the State of California and/or the United States of America determined to not support the nascent hydrogen fuel industry. Cyclone intends to seek, if available, federal, state and local funding and other support where available, to cut the costs of financing its business growth. There is no guarantee that Cyclone will be successful in obtaining such support, or even that our interests will continue to be aligned with the respective governmental interests. Furthermore, any change in governmental strategy with respect to supporting or funding alternative fuel industries, whether as a result of market, economic or competitive pressure, could also harm our business. Such a change in strategy could include, for example, any decision by the government to:

•	alter its commitment to hydrogen-related technology in favor of competing technologies;

•	delay or reduce its plans to introduce hydrogen-fuel products and vehicles; or

•	increase an internal development of hydrogen-fuel products or purchase them from another supplier.

In addition, where intellectual property is developed pursuant to our use of technology licensed from third parties, we may commit to provide certain exclusive or non-exclusive licenses in favor of third parties and in some cases, the intellectual property may be jointly owned. As a result of such licenses, we may be limited or precluded, as the case may be, in the exploitation of such intellectual property rights.

We intend to depend upon a diverse pool of new customers for a majority of our revenues and a decrease in revenue from these customers could materially adversely affect our business, financial condition and results of operations.  We expect our customers to be, primarily, consumers and not businesses, although we will seek “fleet” business where viable. Accordingly, the identities of our customers will change from year to year. Our arrangements with customers will be generally non-exclusive, without volume commitments and primarily on a purchase-order basis and we cannot be certain that we will be able to develop large accounts with only a few customers. Accordingly, our revenue and results of operations may vary from period to period. We are also subject to credit risk associated with selling products to a diverse range of customers. If we do obtain fleet business or commercial/governmental business, such a customer could become a significant customer. If one or more of our significant customers were to cease doing business with us, significantly reduce or delay its purchases from us, or fail to pay on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

Certain external factors may affect the value of identifiable intangible assets and goodwill, which may require us to recognize an impairment charge.

The Company intends to purchase a number of operating gas stations and/or gas station businesses throughout the Southern California geographic region. Identifiable intangible assets and goodwill arising from future planned acquisitions of gas stations or gas station businesses are expected to comprise a substantial portion of our total assets. Economic, market, legal, regulatory, competitive, customer, contractual and other factors may affect the value of identifiable intangible assets and goodwill. If any of these factors impair the value of these assets, accounting rules would require us to reduce their carrying value and recognize an impairment charge, which would reduce our reported assets and earnings in the year the impairment charge is recognized.

Our insurance may not be sufficient.

We will carry insurance that we consider adequate having regard to the nature of the risks and costs of coverage. We may not, however, be able to obtain insurance against certain risks or for certain products or other resources located from time to time in certain areas of the world to the extent we may be forced to rely on outside providers. We are not fully insured against all possible risks, nor are all such risks insurable. Thus, although we intend to maintain insurance coverage, such coverage may not be adequate.

Risk Factors Related To Our Business and Industry

Significant markets for fuel cell and other hydrogen energy products may never develop or may develop more slowly than we anticipate, which would significantly harm our revenues and may cause us to be unable to recover the losses we have incurred and expect to incur in the development of our products.

Significant markets may never develop for hydrogen-fuel vehicles and other hydrogen energy products or they may develop more slowly than we anticipate. Any such delay or failure would significantly harm our revenues and we may be unable to recover the losses we have incurred and expect to continue to incur in the development and marketing of our products. If this were to occur, we may never achieve profitability and our business could fail. Hydrogen energy products represent an emerging market, and whether or not end-users will want to use them may be affected by many factors, some of which are beyond our control, including:

•	the emergence of more competitive technologies and products, including other environmentally clean technologies and products that could render our products obsolete;

•	the future cost of hydrogen production and other fuels used by our fuel systems;

•
the regulatory requirements of agencies, including the development of uniform codes and standards for hydrogen products, hydrogen fueling and refueling infrastructure and other hydrogen energy products;

•	government support of fuel-hydrogen technology, hydrogen storage technology and hydrogen refueling technology;

•	the manufacturing and supply costs for electrolysis components and hydrogen production and storage systems and the manufacturing and supply costs for the internal combustion engine conversion kits;

•	the perceptions of consumers regarding the safety of our products;

•	the willingness of consumers to try new technologies;

•	the continued development and improvement of existing power technologies; and

•	the future cost of fuels used in existing technologies.

Regardless of our ability to provide a cheap source of hydrogen, hydrogen may not be readily available on a cost-effective basis, in which case our fuel cell products may be unable to compete with existing power sources, and our revenues and results of operations would be materially adversely affected. If our ICE conversion customers are not able to obtain hydrogen on a cost-effective basis through us or especially through our market competition which supplies fuel-grade hydrogen at locations not serviced by us, we may be unable to compete with existing power sources, and our revenues and results of operations would be materially adversely affected. Our intended hydrogen production process produces hydrogen derived from water.

We will outsource the manufacture and development of hydrogen generation systems called electrolyzers that use electricity to separate water into its constituent parts of hydrogen and oxygen. The electrolyzers will be manufactured in accordance with technology chosen to reduce the costs of operation of the electrolyzers, and we hope thereby to produce ‘low price’ hydrogen. In addition, third parties are developing systems to extract, or reform, hydrogen from fossil fuels.

Significant growth in the use of hydrogen-powered devices, particularly in the mobile or vehicular market, may require the development of an infrastructure to deliver the hydrogen. There is no guarantee that such an infrastructure will be developed on a timely basis or at all. While our customers, so long as they live close enough to a Cyclone hydrogen station, will have access to our Cyclone-produced hydrogen at a low price, there is no guarantee that low cost fuel-grade hydrogen will be available at other locations needed by customers to refuel their vehicles.

Even if hydrogen is available for our products, if its price is such that gasoline, or electricity or power produced by our systems would cost more than gasoline, electricity or power provided through other means, we may be unable to compete successfully.

Changes in government policies and regulations could hurt the market for our products. The fuel-grade hydrogen industry is in its development phase and is not currently subject to industry-specific government regulations in the United States relating to matters such as design, storage, transportation and installation of hydrogen production cell systems and hydrogen infrastructure products. However, given that the production of electrical energy has typically been an area of significant government regulation, we expect that we will encounter industry- specific government regulations in the future in the jurisdictions and markets in which we operate. For example, regulatory approvals or permits may be required for the design, installation and operation of stationary hydrogen production systems under federal, state and local regulations governing electric utilities and mobile fueling systems under federal, state and local emissions regulations affecting automobile manufacturers. To the extent that there are delays in gaining such regulatory approval, our development and growth may be constrained. Furthermore, the inability of our potential customers to obtain a permit (if necessary to operate a hydrogen fueled vehicle or to install and maintain a hydrogen production system at home), or the inconvenience often associated with the permit process, could harm demand for hydrogen products and, therefore, harm our business.

Our business will suffer if environmental policies change and no longer encourage the development and growth of clean power technologies. The interest by automobile manufacturers in alternate fuel technology has been driven in part by environmental laws and regulations in California and, to a lesser extent, in New York, Massachusetts and Maine. There is no guarantee that these laws and regulations will not change and any such changes could result in automobile manufacturers abandoning their interest in alternate fuel powered vehicles. In addition, if current laws and regulations in these states are not kept in force or if further environmental laws and regulations are not adopted in these and other jurisdictions, demand for alternative fuels for vehicles may be limited.

The market for stationary and portable energy-related products is influenced by federal, state and local governmental regulations and policies concerning the electric utility industry. Changes in regulatory standards or public policy could deter further investment in the research and development of alternative energy sources, including hydrogen production products, and could result in a significant reduction in the potential market demand for our products. We cannot predict how changing government regulation and policies regarding the electric utility industry will affect the market for stationary and portable hydrogen production systems.

Although the development of alternative energy sources, and in particular hydrogen-fueled products, has been identified as a significant priority by many governments, we cannot be assured that governments will not change their priorities or that any such change would not materially affect our revenues and our business. If governments change their laws and regulations such that the development of alternative energy sources is no longer required or encouraged, the demand for alternative energy sources such as our hydrogen based products may be significantly reduced or delayed and our sales would decline.

The development of uniform codes and standards for hydrogen-powered vehicles and related hydrogen refueling infrastructure may not develop in a timely fashion, if at all. Uniform codes and standards do not currently exist for fuel-grade hydrogen production systems, system components, hydrogen internal combustion engines or for the use of hydrogen as a vehicle fuel. Establishment of appropriate codes and standards is a critical element to allow hydrogen fuel system developers, systems’ component developers, hydrogen internal combustion engine developers, hydrogen infrastructure companies and hydrogen production, storage and handling companies to develop products that will be accepted in the marketplace. The development of hydrogen standards is being undertaken by numerous organizations. Given the number of organizations pursuing hydrogen codes and standards, it is not clear whether universally accepted codes and standards will result in a timely fashion, if at all.

We currently face and will continue to face significant competition from other developers and manufacturers of hydrogen generation systems and testing and diagnostic equipment. If we are unable to compete successfully, we could experience a loss of market share, reduced gross margins for our existing products and a failure to achieve acceptance of our proposed products. In the commercial production of hydrogen generation products, we compete with a number of companies that currently have alternative fuel system development programs. We expect that several of these competitors will be able to deliver competing products to certain markets before we do. While our strategy is the development of hydrogen generation technologies for sale to end-users, systems integrators, governments, OEMs and market channel partners, many of our competitors are developing products specifically for use in particular markets. These competitors may be more successful in penetrating their specific markets than we are. In addition, an increase in the popularity of hydrogen based fuel products in particular market channels may cause certain of our customers to develop and produce some or all of the hydrogen production, storage and delivery technologies that we are developing.

In our markets for hydrogen generation systems, we compete with a number of companies that develop and manufacture hydrogen generation products based on onsite water electrolysis and/or reforming technologies. We also compete with suppliers of hydrogen gas that deliver hydrogen to the customer’s site in tube trailers or bottles or by pipeline. In many cases, these suppliers have established delivery infrastructure and customer relationships. We compete with a number of companies that manufacture internal combustion engine conversion kits and diagnostic equipment.

Competition in the markets for fuel cell power modules, hydrogen generation equipment and ICE conversion kits are significant and will likely persist and intensify over time. We compete directly and indirectly with a number of companies that provide products and services that are competitive with all, some or part of our products and related services. Many of our existing and potential competitors have greater brand name recognition than us and their products may enjoy greater initial market acceptance among our potential customers. In addition, many of these competitors have significantly greater financial, technical, sales, marketing, distribution, service and other resources than we have and may also be better able to adapt quickly to customers’ changing demands and to changes in technology.

If we are unable to continuously improve our products and if we cannot generate effective responses to our competitors’ brand power, product innovations, pricing strategies, marketing campaigns, partnerships, distribution channels, service networks and other initiatives, our ability to gain market share or market acceptance for our products could be limited, our revenues and our profit margins may suffer, and we may never become profitable. We face competition for hydrogen power products from developers and manufacturers of traditional technologies and other alternative technologies. Each of our target markets is currently served by existing manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted traditional technologies such as internal combustion engines and turbines, as well as coal, oil and nuclear powered generators. Additionally, there are competitors working on developing technologies that use other types of alternative power technologies, fuel cells, advanced batteries and hybrid battery/internal combustion engines, which may compete for our target customers. Given that PEM fuel cells have the potential to replace these existing power sources, competition in our target markets will also come from these traditional power technologies, from improvements to traditional power technologies and from new alternative power technologies, including various types of fuel cells.

In addition, we can expect the automobile industry to market cars with more efficient gasoline engines, to get more mileage per gallon of gasoline purchased. A greater mph gasoline-fueled vehicle will cause an effective drop in the cost of fuel for a user of such a vehicle.

Our strategy for the sale of hydrogen fuel depends upon the market demand for hydrogen fuel, which, to a large extent, will be dependent on third party efforts to develop and manufacture products and systems for sale to commercial, governmental and industrial users and consumers, as well as systems integrators, OEMs, suppliers and other market channel partners that have mature sales and distribution networks for their products. Our success may be heavily dependent upon our ability to establish and maintain relationships with third parties who will create a demand for our ICE conversion kits and fuel-grade hydrogen and, perhaps, on our ability to find partners who are willing to assume some of the research and development costs and risks associated with our technologies and products. Our performance may, as a result, depend on the success of other companies, and there are no assurances of their success. We can offer no guarantee that governments and systems integrators, OEMs, suppliers and other market channel partners will manufacture appropriate products or, if they do manufacture such products, that the products will be compatible with theirs. There is no assurance that the grade of hydrogen that Cyclone products produce will meet any “standard” or otherwise be suitable for hydrogen-based technologies designed, manufactured or marketed by parties not in alliance with us. Such products, whether or not related to the incorporation of our hydrogen or hydrogen products, could delay sales of our products and adversely affect our financial results. Our ability to sell our products to the OEM markets depends to a significant extent upon potential partners’ worldwide sales and distribution networks and service capabilities.

In addition, in order to develop certain market share, we may enter into agreements with customers and partners that require us to provide shared intellectual property rights in certain situations, and there can be no assurance that any future relationships that we enter into will not require us to share some of our intellectual property. Any change in the hydrogen or alternative fuel strategies of a potential partner could have a material adverse effect on our business and our future prospects.

In addition, in some cases, our relationships may be and are governed by a non-binding memorandum of understanding or a letter of intent. We cannot assure you that we will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship. We may also enter into relationships with third-party distributors to supply us with hydrogen when we experience a shortfall in production or to sell them our excess capacity hydrogen, even though they also indirectly compete with us. For example, we may use industrial gas suppliers to distribute our hydrogen generators. Because industrial gas suppliers currently sell hydrogen in delivered form, adoption by their customers of our hydrogen generation products could cause them to experience declining demand for delivered hydrogen. For this reason, industrial gas suppliers may be reluctant to purchase or resell our hydrogen generators. In addition, our third-party distributors may require us to provide volume price discounts and other allowances, or customize our products, either of which could reduce the potential profitability of these relationships.

We are dependent upon third party suppliers for key materials and components for our products. If these suppliers become unable or unwilling to provide us with sufficient materials and components on a timely and cost-effective basis, we may be unable to manufacture our products cost-effectively or at all, and our revenues and gross margins would suffer.

We rely upon third party suppliers to provide key materials and components for our ICE conversion kits and hydrogen generation products. A supplier’s failure to provide materials or components in a timely manner, or to provide materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, may harm our ability to manufacture our products cost-effectively or at all, and our revenues and gross margins might suffer. To the extent that we are unable to develop and patent our own technology and manufacturing processes, and to the extent that the processes which our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials or components from alternative suppliers, and that could adversely affect our ability to produce commercially viable products.

We will need to recruit, train and retain key management and other qualified personnel to successfully expand our business. Our future success will depend in large part upon our ability to recruit and retain experienced research and development, engineering, manufacturing, operating, sales and marketing, customer service and management personnel. We compete in a new market and there are a limited number of people with the appropriate combination of skills needed to provide the services that our customers require. Due to the emerging demand for qualified personnel in this industry, we expect to experience difficulty in recruiting qualified personnel. If we do not attract such personnel, we may not be able to expand our business. In addition, new employees generally require substantial training, which requires significant resources and management attention. Our success also depends upon retaining our key management, research, product development, engineering, marketing and manufacturing personnel. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

We may not be able to manage successfully the expansion of our operations. The pace of our expansion in facilities, staff and operations will place significant demands on our managerial, technical, financial and other resources. We will be required to make significant investments in our engineering and logistics systems and our financial and management information systems, as well as retaining, motivating and effectively managing our employees. Our management skills and systems currently in place may not enable us to implement our strategy or to attract and retain skilled management, engineering and production personnel. Our failure to manage our growth effectively or to implement our strategy in a timely manner may significantly harm our ability to achieve profitability.

If we do not properly manage foreign sales and operations, our business could suffer. We do not expect, initially, to invest our resources in foreign operations. However, as the price of gasoline is higher in many foreign countries than in the United States, we may determine to explore opportunities in foreign markets if we believe that a substantial portion of our future revenues could be derived from foreign sales. Such international activities may be subject to inherent risks, including regulatory limitations restricting or prohibiting the provision of our products and services, unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, fluctuations in currency exchange rates, foreign exchange controls that restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, seasonal reductions in business activity and potentially adverse tax consequences resulting from operating in multiple jurisdictions. As a result, if we do not properly manage foreign sales and operations, our business could suffer.

We intend to acquire technologies or companies in the future, and these acquisitions could disrupt our business and dilute our shareholders’ interests. We intend to acquire other companies (and may acquire additional technologies) in the future and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized. Entering into an acquisition or investment entails many risks, any of which could materially harm our business, including:

•	diversion of management’s attention from other business concerns;

•	failure to effectively assimilate the acquired technology, employees or other assets of the company into our business;

•	the loss of key employees from either our current business or the acquired business; and

•	assumption of significant liabilities of the acquired company.

If we complete additional acquisitions, we may dilute the ownership of current shareholders. In addition, achieving the expected returns and cost savings from our past and future acquisitions will depend in part upon our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions, and other personnel of these businesses into our business in an efficient and effective manner. We cannot ensure that we will be able to do so or that the acquired businesses will perform at anticipated levels. If we are unable to successfully integrate acquired businesses, our anticipated revenues may be lower and our operational costs may be higher.

We have manufactured only a limited number of products for prototypes and initial sales, and we have no experience manufacturing products on a large scale. In order to produce certain of our products at affordable prices we will have to manufacture a large volume of such products. We do not know when or whether we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market such products. Even if we are successful in developing our manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers and the market. Our failure to develop these manufacturing processes and capabilities in a timely manner could prevent us from achieving our growth and profitability objectives.

Risk Factors Related To Our Products and Technology

We may never complete the development of commercially viable hydrogen generation systems for new hydrogen energy applications, and if we fail to do so, we will not be able to meet our business and growth objectives. We expect to sell and install third party produced/manufactured hydrogen fueling systems for ICEs, sell and install commercially viable third party produced/manufactured hydrogen generation equipment (electrolysis equipment) for home production of hydrogen, and use third party produced/manufactured make our own hydrogen for retail sale at fueling stations. To date, we have no such sales (or systems installed and operational) and have only been engaged in the business of hydrogen fueling systems and hydrogen production technology, integrated fueling systems and hydrogen refueling stations for a short period of time.

Because our business and industry are still in the developmental stage, we do not know when or whether third party produced/manufactured products will be suitable for our intended uses, and whether or not we will be required to complete research and development of commercially viable products and commercially viable hydrogen generation equipment for new hydrogen energy applications in order to meet our business objectives. If we are unable to find third party produced/manufactured products suitable for our business objectives, we will be unable to meet our business and growth objectives. If we determine to participate in the development of commercially viable products in order to meet our business goals, and refocus our energies on development and research, and are unsuccessful, we will be unable to meet our business and growth objectives. Even if we were to be successful, the time to meeting our objectives would be increased substantially.

We expect to face unforeseen challenges, expenses and difficulties as a developing company seeking to be a reseller of third party designed, developed and manufactured new products in each of our targeted markets. Our future success also depends upon our ability to effectively market hydrogen fuel conversion kits and related hydrogen generation products once developed.

We must work at all times to lower the cost of our hydrogen ICE kits, installation costs and hydrogen generation products and demonstrate their reliability, or consumers will be unlikely to purchase our products and we will therefore not generate sufficient revenues to achieve and sustain profitability.

The ultimate cost of hydrogen technology and hydrogen fuel is not fully tested and known. The price of hydrogen generation products is dependent largely upon material and manufacturing costs. We cannot guarantee that we will be able to lower these costs to a level where we will be able to produce and/or sell a competitive product or that any product we produce using lower cost materials and manufacturing processes will not suffer from lower performance, reliability and longevity. If we are unable to produce and distribute hydrogen generation products that are competitive with other technologies in terms of price, performance, reliability and longevity, consumers will be unlikely to buy our hydrogen generation products. Accordingly, we would not be able to generate sufficient revenues with positive gross margins to achieve and sustain profitability.

Any failures or delays in field tests of our products could negatively affect our customer relationships and increase our manufacturing costs. We intend to regularly field test our products and we plan to conduct additional field tests in the future. Any failures or delays in our field tests could harm our competitive position and impair our ability to sell our products. Our field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly, operator error and the failure to maintain and service the test prototypes properly. Many of these potential problems and delays will be beyond our control. In addition, field test programs, by their nature, may involve delays relating to product roll-out and modifications to product design, as well as third party involvement. Any problem or perceived problem with our field tests, whether it originates from our technology, our design, or third parties, could hurt our reputation and the reputation of our products and limit our sales. Such field test failures may negatively affect our relationships with customers, require us to extend field testing longer than anticipated before undertaking commercial sales and require us to develop further our technology to account for such failures prior to the field tests, thereby increasing our manufacturing costs.

The components of our products may contain defects or errors that could negatively affect our customer relationships and increase our development, service and warranty costs. Our products are complex and must meet the stringent technical requirements of our customers. The software, electrical circuitry and other components used in our ICE conversion kits, and hydrogen generation products, may contain undetected defects or errors, especially when first introduced, which could result in the failure of our products to perform, damage to our reputation, delayed or lost revenue, product returns, diverted development resources and increased development, service and warranty costs.

Rapid technological advances or the adoption of new codes and standards could impair our ability to deliver our products in a timely manner and, as a result, our revenues would suffer. Our success depends in large part on our ability to keep our products current and compatible with evolving technologies, codes and standards. Unexpected changes in technology or in codes and standards could disrupt the development of our products and prevent us from meeting deadlines for the delivery of products. If we are unable to keep pace with technological advancements and adapt our products to new codes and standards in a timely manner, our products may become uncompetitive or obsolete and our revenues would suffer.

We depend upon intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success. Failure to protect our intellectual property rights may reduce our ability to prevent others from using our technology. We will rely on a combination of patent, trade secret, trademark and copyright laws to protect our intellectual property. Some of our intellectual property is currently not covered by any patent or patent application. Patent protection is subject to complex factual and legal criteria that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot be assured that:

•
any of the United States, Canadian or other patents owned by us or third party patents licensed to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others; or

•	any of our pending or future patent applications will be issued with the breadth of protection that we seek, if at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited, not applied for or unenforceable in foreign countries.

Furthermore, although we expect to retain sole ownership of the intellectual property we develop, any alliance with third parties may provide for shared intellectual property rights in certain situations. Where intellectual property is developed pursuant to our use of technology licensed from a third party, we may be required to commit to provide certain exclusive or non-exclusive licenses in favor of said party, and in some cases the intellectual property may be jointly owned.

As a result of such licenses, we may be limited or precluded, as the case may be, in the exploitation of such intellectual property rights.

We may also enter into agreements with other customers and partners that involve shared intellectual property rights. Any developments made under these agreements would be available for future commercial use by all parties to the agreement.

We may seek to protect our proprietary intellectual property through contracts including, when possible, confidentiality agreements and inventors’ rights agreements with our customers and employees. We cannot be sure that the parties that enter into such agreements with us will not breach them, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. If necessary or desirable, we may seek licenses under the patents or other intellectual property rights of others. However, we cannot be sure that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. Our failure to obtain a license from a third party for intellectual property we use in the future could cause us to incur substantial liabilities and to suspend the manufacture and shipment of products or our use of processes which exploit such intellectual property.

Our involvement in intellectual property litigation could negatively affect our business. Our future success and competitive position depend in part upon our ability to obtain or maintain the proprietary intellectual property used in our principal products. In order to establish and maintain such a competitive position we may need to prosecute claims against others who we believe are infringing our rights and defend claims brought by others who believe that we are infringing their rights. Our involvement in intellectual property litigation could result in significant expense to us, redirect our energies and resources, adversely affect the sale of any products involved or the use or licensing of related intellectual property and divert the efforts of our technical and management personnel from their principal responsibilities, regardless of whether such litigation is resolved in our favor. If we are found to be infringing on the intellectual property rights of others, we may, among other things, be required to:

•	pay substantial damages;

•	cease the development, manufacture, use, sale or importation of products that infringe upon such intellectual property rights;

•	discontinue processes incorporating the infringing technology;

•	expend significant resources to develop or acquire non-infringing intellectual property; or

•	obtain licenses to the relevant intellectual property.

We cannot offer any assurance that we will prevail in any such intellectual property litigation or, if we were not to prevail in such litigation, that licenses to the intellectual property that we are found to be infringing upon would be available on commercially reasonable terms, if at all. The cost of intellectual property litigation as well as the damages, licensing fees or royalties that we might be required to pay could have a material adverse effect on our business and financial results.

Our products use flammable fuels that are inherently dangerous substances and could subject us to product liabilities. Our financial results could be materially impacted by accidents involving either our products or those of other manufacturers, either because we face claims for damages or because of the potential negative impact on demand for hydrogen fuel products. Our products use hydrogen, which is typically generated from gaseous and liquid fuels such as propane, natural gas or methanol in a process known as reforming, and, although we expect to ultimately produce our own hydrogen through electrolysis using water (H20) as the raw material, initially we’ll use and resell industrially produced hydrogen, produced by third parties for commercial use and resale.

While our products do not use these fuels in a combustion process, natural gas, propane and other hydrocarbons are flammable fuels that could leak and then combust if ignited by another source. In addition, certain of our OEM [original equipment manufacturer] partners and customers may experience significant product liability claims. As a supplier/buyer of products and systems to/from these OEMs, we may face an inherent business risk of exposure to product liability claims in the event that their/our products, or the equipment into which their/our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence that our systems or components caused the accidents. Product liability claims could result in significant losses from expenses incurred in defending claims or the award of damages. Since our products have not yet gained widespread market acceptance, any accidents involving our systems, those of other hydrogen fuel products or those used to produce and distribute hydrogen could materially impede acceptance of our products. In addition, although our management believes that the company will at all times be able to maintain liability coverage in an amount adequate to cover these risks, we may be held responsible for damages beyond the scope of our insurance coverage.

Risk Factors Related To Ownership of Our Common Shares

If at any time we qualify as a passive foreign investment company under United States tax laws, our shareholders may be subject to adverse tax consequences. We would be a passive foreign investment company if 75% or more of our gross income in any year is considered “passive income” for United States tax purposes. For this calculation, passive income generally includes interest, dividends, some types of rents and royalties, and gains from the sale of assets that produce these types of income. In addition, we would be classified as a passive foreign investment company if the average percentage of our assets during any year that produced passive income, or that were held to produce passive income, is at least 50%.

Based on our current and projected income and the market value of our common shares, we do not expect to be a passive foreign investment company for United States federal income tax purposes for the taxable year ending December 31, 2006. However, since the determination of whether we are a passive foreign investment company is based on the composition of our income and assets from time to time, and since the market value of our common shares is likely to fluctuate, there can be no assurance that we will not be considered a passive foreign investment company in another fiscal year.

If we are classified as a passive foreign investment company, this characterization could result in adverse United States tax consequences for our shareholders resident in the United States, including having gain recognized on the sale of our common shares being treated as ordinary income that is not eligible for the lower tax rate applicable to certain dividends and having potential punitive interest charges apply to such sale proceeds.

United States shareholders should consult their own United States tax advisors with respect to the United States tax consequences of holding our common shares and annually determine whether we are a passive foreign investment company. A limited number of shareholders collectively own a significant portion of our common shares and may act, or prevent corporate actions, to the detriment of other shareholders.

A limited number of shareholders, including our founders, currently own a significant portion of our outstanding common shares. Our founders currently own over 90% of our outstanding common shares. Accordingly, these shareholders may, if they act together, exercise significant influence over all matters requiring shareholder approval, including the election of a majority of our directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our shareholders.

Future sales of common shares by our principal shareholders could cause our share price to fall and reduce the value of a shareholder’s investment. If our principal shareholders, including our founders, sell substantial amounts of their common shares in the public market, the market price of our common shares could fall and the value of a shareholder’s investment could be reduced. The perception among investors that these sales may occur could have a similar effect. Share price declines may be exaggerated if the low trading volume that our common shares have experienced to date continues. These factors could also make it more difficult for us to raise additional funds through future offerings of our common shares or other securities.

Our articles of incorporation could be amended at any time by a small group of persons, who control over 50% of the our shares, to issue an unlimited number of common and preferred shares, and significant issuances of common or preferred shares could dilute the share ownership of our shareholders, deter or delay a takeover of us that our shareholders may consider beneficial or depress the trading price of our common shares. Our articles of incorporation do not currently permit us to issue an unlimited number of common and preferred shares, but a small number of shareholders, who own large blocks of shares, could amend the articles to allow for an issuance of a greater number of common shares and authorize the issuance of preferred shares. If we were to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding shares. Such future issuances could be at prices less than our shareholders paid for their common shares. If we were to issue a significant number of common or preferred shares, these issuances could also deter or delay an attempted acquisition of us that a shareholder may consider beneficial, particularly in the event that we issue preferred shares with special voting or dividend rights. While certain national securities exchanges, and NASDAQ, require the company to obtain shareholder approval for significant issuances, we are not subject to these requirements. Significant issuances of our common or preferred shares, or the perception that such issuances may occur, could cause the trading price of our common shares to drop.

Foreign investors may not be able to enforce foreign civil liability judgments against us or our directors, controlling persons and officers. We are organized under the laws of California, USA. A majority of our directors, controlling persons and officers are residents of the USA and all or a substantial portion of their assets and substantially all of our assets are located in the United States. As a result, it may be difficult for non-U.S. holders of our common shares to effect service of process on these persons outside of the United States or to realize in foreign jurisdictions judgments rendered against them, if any. In addition, a shareholder should not assume that the courts of the USA (i) would enforce judgments of foreign courts obtained in actions against us or such persons predicated upon the civil liability provisions of foreign securities laws or other laws, or (ii) would enforce, in original actions, claims against us or such persons predicated upon foreign securities laws.

However, a Californian or US federal court would generally enforce, in an original action, civil liability predicated on foreign securities laws if the laws that govern the shareholder’s claim according to applicable foreign law are proven by expert evidence not to be contrary to public policy as the term is applied by a US federal or state court and are not foreign penal laws or laws that deal with taxation or the taking of property by a foreign government and provided that the action is in compliance with US federal or applicable state procedural laws and applicable US or applicable state legislation regarding the limitation of actions.

Also, a judgment obtained in a foreign court would generally be recognized by a US federal or state court except where, for example:

•	the foreign court where the judgment was rendered had no jurisdiction according to applicable foreign law;

•
the judgment was subject to ordinary remedy (appeal, judicial review and any other judicial proceeding which renders the judgment not final, conclusive or enforceable under the laws of the applicable state) or was not final, conclusive or enforceable under the laws of the applicable state;

•	the judgment was obtained by fraud or in any manner contrary to natural justice or rendered in contravention of fundamental principles of procedure;

•
a dispute between the same parties based on the same subject matter has given rise to a judgment rendered in a US federal or state court or has been decided in a third country and the judgment meets the necessary conditions for recognition in a US federal or state court;

•	the enforcement of the judgment of the foreign court was inconsistent with public policy, as the term is applied by the US federal or state court;

•	the judgment enforces obligations arising from foreign penal laws or laws that deal with taxation or the taking of property by a foreign government; or

•	there has not been compliance with applicable US federal or state laws dealing with the limitation of actions.

Our share price is volatile and we may continue to experience significant share price and volume fluctuations. Our common shares were initially offered in a limited amount to private investors in early 2006. In recent years, the stock markets, particularly in the technology and alternative energy sectors, have experienced significant price and volume fluctuations. Our common shares may experience similar volatility for reasons unrelated to our own operating performance, including:

•	performance of other companies in the fuel cell or alternative energy business;

•	news announcements, securities analysts’ reports and recommendations and other developments with respect to our industry or our competitors; or

•	changes in general economic conditions.

Shareholders would likely receive much less than the amount they paid for their shares if we liquidate our assets and distribute the proceeds. The current market price of our common shares significantly exceeds the net tangible book value per share of our common shares. As a result, shareholders would likely receive much less than the amount paid for their shares if we liquidate our assets and distribute the proceeds.

As of June 30, 2006 there were outstanding options to purchase 450,000 of our common shares. If these securities are exercised, our shareholders will incur dilution but it will not be substantial. A significant element in our plan to attract and retain qualified personnel is the issuance to such persons of options to purchase our common shares. As of June 30, 2006, we have issued and outstanding 450,000 options to purchase our common shares at an average price of seventy-seven cents ($.77) per common share. Accordingly, to the extent that we are required to issue significant numbers of options to our employees, and such options are exercised, a shareholder could experience significant dilution.

Risk Factors Relating to Cyclone’s Business

Cyclone is a new company and, since the date of its inception in January 2006, has lost money and losses may continue. Cyclone has incurred substantial losses since its inception and anticipates continuing to incur substantial losses for the foreseeable future. Cyclone incurred a loss of approximately $405,449 from the date of its inception, January 18, 2006, and the end of its 2nd fiscal quarter, June 30, 2006. Cyclone had approximately $90,000 in cash on hand as of June 30, 2006, with working capital of $12,515. Cyclone had an accumulated stockholders' deficit of approximately $405,449 at June 30, 2006. Cyclone has generated no revenues to date. In addition, from its inception on January 18, 2006 to June 30, 2006, Cyclone recorded a negative cash flow from operations of approximately $248,492. To succeed, Cyclone must develop new client and customer relationships and substantially increase its revenue derived from improved products and additional value-added services. Cyclone has expended, and to the extent it has available financing, Cyclone intends to continue to expend substantial resources to develop and improve its products, to pursue an aggressive acquisition plan of gas station and automotive repair facilities in the relevant geographic territory, to increase its value-added services, and to market its products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, Cyclone may not be able to achieve or sustain profitability.

Cyclone’s independent registered public accounting firm has added going concern language to their report on Cyclone’s consolidated financial statements, which means that Cyclone may not be able to continue operations without continued reliance on investment capital, which may not be readily obtainable. The report of Goldman & Parks, LLP, Cyclone's independent registered public accounting firm, with respect to Cyclone's consolidated financial statements and the related notes for the period ended June 30, 2006, indicates that at the date of their report, Cyclone had suffered significant losses from operations and its working capital deficit raised substantial doubt about its ability to continue as a going concern. Cyclone's consolidated financial statements do not include any adjustments that might result from this uncertainty.

Cyclone’s Common Stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements. Cyclone's Common Stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for Cyclone's Common Stock by reducing the number of potential investors. This may make it more difficult for investors in Cyclone's Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause Cyclone's stock price to decline. Penny stocks are stocks:

o	with a price of less than $5.00 per share;

o	that are not traded on a "recognized" national exchange;

o	whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

o
in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Limited Experience.  Cyclone and its Cyclone’s management have no prior experience in operating gasoline or hydrogen retail sales businesses, hydrogen production facilities or hydrogen internal combustion engine installation businesses. Cyclone contemplates that it will contract with experienced personnel to provide all or a portion of day-to-day operational experience. Prospective investors should be aware that Cyclone has entered into only a few contracts or agreements with experienced personnel, and there can be no assurance that it will be able to successfully contract with other experienced personnel.

Cyclone could fail to attract or retain key personnel. Cyclone's future success will depend in large part on its ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than Cyclone. Cyclone may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Cyclone's failure to attract and retain qualified personnel could have a material adverse effect on its business, prospects, financial condition, and results of operations.

Cyclone depends upon its senior management and the loss or unavailability of any one of them could put cyclone at a competitive disadvantage. Cyclone's success depends largely on the skills of certain key management and technical personnel, including Lawrence Weisdorn, Cyclone's President and Chief Executive Officer and Robert Weiermair, Cyclone’s Vice President of Technology and Business Development. Both Mr. Weisdorn and Mr. Weiermair have employment contracts with the Company, pursuant to which they must render their services to Cyclone on a part-time basis. While the contracts contain provisions for full-time employment, there can be no assurances that either man will be able to provide his services on a full-time basis if needed. Moreover, the loss of even the part-time services of either Mr. Weisdorn or Mr. Weiermair could materially harm Cyclone's business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management's attention away from operational issues. The Company intends to purchase “key man life insurance policies” (with the Company as beneficiary thereon) on the lives of Messrs. Weisdorn and Weiermair to cover disruption in business should either man die while providing management services to the Company. The insurance will be purchased once Cyclone Energy has sufficient working capital on hand.

Cyclone will not pay cash dividends and investors may have to sell their shares in order to realize their investment. Cyclone has not paid any cash dividends on its Common Stock and does not intend to pay cash dividends in the foreseeable future. Cyclone intends to retain future earnings, if any, for reinvestment in the development and marketing of Cyclone's products and services. As a result, investors may have to sell their shares of Cyclone Common Stock to realize their investment.

Cyclone’s common stock is primarily owned by its management, which would make it difficult for a third party to gain enough shares to effectuate a takeover of Cyclone by a change in control.

Cyclone's Articles of Incorporation do not authorize preferred stock; however, management, through its ownership of the majority of Company common stock could either vote to cause Cyclone to issue preferred stock or vote to amend the Articles of Incorporation to designate and issue Preferred Stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by non-management stockholders. Terms of preferred stock could include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions.

The designation of preferred stock could have a material adverse effect on the rights of holders of Cyclone's common stock, and, therefore, could reduce the value of shares of Cyclone's Common Stock. In addition, specific rights granted to future holders of Preferred Stock could be used to restrict Cyclone's ability to merge with, or sell Cyclone's assets to a third party. The ability of the Board of Directors to issue Preferred Stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of Cyclone or a change in Cyclone's control thereby preserving control by the current stockholders.

Risks Relating to Cyclone’s Industry

The non-industrial hydrogen production, retail sale and hydrogen fueled product business is a relatively new market in the United States and it is impossible to determine whether or not the consumer marketplace will accept hydrogen as an alternate fuel in the foreseeable future. If Cyclone’s vehicular and residential hydrogen supply/use businesses have low consumer and/or marketplace acceptance, Cyclone may not secure or retain customers necessary to become profitable.

Cyclone’s management anticipates that the acceptability of hydrogen as an alternate fuel source for vehicular and residential consumers will depend on the continuing increase in demand by consumers for alternative fuels, continuing and increased government support for hydrogen as an alternate fuel source, the continuing increases in gasoline prices, public perception of the inability of the US petroleum industry to adequately supply US users with gasoline and petroleum fuels, and the perception by the marketplace that hydrogen is a safe and readily available fuel source. Conversely, should gasoline prices fall dramatically before hydrogen gains marketplace acceptance as an alternate fuel, customers most likely to accept hydrogen as an alternate fuel for cost features may reject hydrogen as an alternative fuel and determine to remain as vehicular gasoline users.

The more ICE conversion kits are installed into vehicles, by Cyclone or third party vendors of such kits, the more customers Cyclone will have for hydrogen and the more open the customers will be to purchasing and installing hydrogen production and/or conversion kits at home for use of hydrogen as a residential fueling source. If Cyclone has a lower system placement and thus a lower number of hydrogen users than anticipated by Cyclone, and if third party vendors of hydrogen fueled products do not support capturing market share for hydrogen products, Cyclone may not secure or retain the level of hydrogen sales necessary to become profitable or to cover the costs of adding hydrogen fueling stations to Company gasoline-fueling stations.

Currently, Cyclone has no customers or hydrogen production capability.

If Cyclone's internal combustion engine (ICE) conversion efforts are not successful, Cyclone may not be able to recoup advance expenditures for hydrogen production facilities and Cyclone’s business plan may fail.  Cyclone’s business and financial plan depends to a great extent on down-stream retail market demand for its on-site hydrogen production. To that end, Cyclone will market and install hydrogen fuel conversion kits for internal combustion engines that currently require gasoline as a fuel source. Should Cyclone be unable to create adequate market demand for hydrogen as a fuel source, Cyclone may not be able to recoup its costs for its hydrogen businesses. To mitigate the costs and the risks, Cyclone intends to acquire operating gasoline-fueling stations and automotive repair stations which will continue historical operations to which the hydrogen fueling activities, and hydrogen production capabilities, will be added as “add-on businesses.”

Cyclone will incur a certain amount of product liability risk for the internal combustion engine conversion kits it sells and for the services it provides in installing the kits. Although Cyclone will not manufacture its own ICE conversion kits, the company(ies) from which it purchases the kits for re-sale and installation may not be adequately insured or otherwise financially strong enough to weather lawsuits related to products liability, should the products fail to be fit for their intended use. Engine failure or breakdown that results from inherent product defects, or from improper installation, use and/or maintenance, could result in significant harm and/or death for persons operating a vehicle in which a conversion kit has been installed. While Cyclone intends to insure against product liability, service liability, and related liabilities, Cyclone can not predict with certitude whether or not the insurance will be adequate for claims made or resolved. To the extent Cyclone is not adequately insured, Cyclone will not initially have the financial strength to withstand multiple suits and the business may fail for underinsurance of either Cyclone or its products suppliers, or both.

Cyclone will incur the risks, including environmental risks, inherent in operating gasoline and hydrogen fueling stations. Cyclone’s business involves a number of risks inherent in operating a business of fixed location gas and hydrogen fueling stations. In addition to the risks inherent in operating gasoline stations, which Cyclone will face as it purchases operating gas stations and/or gas station businesses to which it intends to retrofit with hydrogen fueling stations, Cyclone will also enter the ‘hydrogen fueling’ business, which to date has not benefitted from industry standardization as to any of its various features.

While Cyclone will take all reasonable steps to ensure that the gasoline stations, gas station businesses and automotive repair stations it acquires are free from potential claims related to environmental pollution, there is no guarantee either that the properties will be free from potential environmental clean-up liability, that the laws will not be retroactively amended to create liability where none before existed, and/or that the sellers of the properties, even if contractually liable to pay for any future clean-up related to past activity, will be able to cover any or all of costs for past activity at the time the amount of liability is fixed or determinable.

Moreover, it is typical that a property currently operated as a gasoline fueling station has been so operated for many years, often with different owners or operators. Should environmental liability costs be assessed against a company property that had several prior owners, damages would be shared among or between several previous owners/operators and perhaps even Cyclone, depending upon the allocation of damages among the users. It is unlikely that Cyclone would be able to avoid liability in total for damages caused by previous uses of the property, particularly because environmental liability could ensue as a result of the leakage of one or more underground storage tanks on the properties, the discarding of high BTU content wastes on or near the property, and/or the unlawful levels of emissions of regulated particulants- the identification of the particular offender being difficult if not impossible to determine.

Environmental liability to Cyclone could result from clean-up costs, regulatory violations, which may lead to monetary penalties and even shut-down orders, and toxic tort suits brought by individuals claiming harm resulting from the operations of a gasoline station at a particular location.

Because retail hydrogen doesn’t have long market history, it is impossible to predict what risks, including environmental risks, may be determined to be inherent in the hydrogen production, storage, and/or fueling business. Until the commercial hydrogen marketplace has a track-record on environmental and business risks, Cyclone may learn of the risks only through trial and error as a front-runner in this market segment.

Cyclone may be able to insure against some or all of the possible risk inherent in both traditional gasoline station operating business and in non-traditional hydrogen production and re-sale business, but the cost of the insurance may be prohibitively expensive for a start-up company such as Cyclone. Moreover, to the extent Cyclone purchases gas station businesses (as opposed to also purchasing the real estate on which a gas station business is operated), Cyclone will do a Phase 1 Environmental Assessment to identify the state of the property as of the date of acquisition, which should limit its liability for environmental clean-up, if any, to only the clean-up costs related to that portion of increased environmental depredation directly resulting from Cyclone operations on the site.

Because hydrogen as an alternate fuel has not yet been fully accepted by consumers and our ultimate customers, Cyclone may face barriers to acceptance of our products which means Cyclone may never generate significant revenues. Cyclone’s business involves the use of consumer demand for hydrogen fueled vehicles and, ultimately, hydrogen as an alternate fuel for home energy consumption. Consumers are historically notorious in their resistance to new product acceptance when it comes to energy supplies and sources, due to fear of inherent dangers in unknown fuel sources and to an irrational and cost-blind feeling of ‘safety with what you know’ attitude on the part of consumers of energy.

Even thought the ‘alternate fuel’ industry has existed in the United States for over 25 years, most consumers regard the industry as young and relatively underfunded. Little money is spent on consumer education regarding alternate fuel sources; consumers are generally ignorant of costs vs. benefits related to various fuel sources. and continuously produced and re-sold hydrogen. Consequently, Cyclone may not be able to sustain marketplace presence long enough to experience consumer acceptance of hydrogen as an alternative fuel.

Because Cyclone faces intense competition from larger and better established companies that have more resources than we do, we may be unable to develop our business plan or generate revenues. With respect to our hydrogen production and/or resale business, Cyclone will compete with industrial producers of hydrogen that are well-established, already have excellent relationships with purchasers of hydrogen products, and are better financed. Some of the competitors are regional, some are national and/or international businesses. Moreover, as automotive manufacturing companies enter into the alternative fuel technology and product businesses, we can expect to see more competition in the ICE conversion kit and installation market, as well from direct manufacturers of hydrogen fueled engines. There is no guarantee that we will be able to compete effectively, at competitive costs, with third parties.

Many of our competitors may have longer operating histories, greater financial, technical, and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological changes, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

Risks Specific to this Registration

As of June 30, 2006, Cyclone had 9,440,500 shares of Common Stock outstanding. Cyclone has granted options to third parties to purchase up to an aggregate of 450,000 shares of Common Stock. If all the above shares are issued, the total number of shares of Common Stock outstanding will be 9,890,500.

Current Cyclone shareholders may sell their shares of Cyclone Common Stock in the public market, which sales may cause Cyclone’s stock price to decline.  Regardless of the perceived benefits to Cyclone being a reporting company with the Securities and Exchange Commission, and certain shares being registered pursuant hereto, Cyclone’s shareholders who hold shares of Common Stock being registered in this transaction may cause such shares to be sold in the public market, in accordance with the restrictions imposed thereon, which may cause Cyclone's stock price to decline rapidly below the price at which the shareholders purchased said shares.

The market price of Cyclone’s securities may be volatile. As a result of the emerging and evolving nature of the markets in which Cyclone competes, as well as the current nature of the public markets and Cyclone's current financial condition, Cyclone's operating results may fluctuate materially. Such fluctuation may result in quarter-to-quarter comparisons of Cyclone's financial results of operations which may not be meaningful. If, in some future quarter, whether as a result of such afluctuation or otherwise, Cyclone's results of operations fall below the expectations of securities analysts and investors, the trading price of Cyclone's Common Stock would likely be materially and adversely affected. An investor should not rely on Cyclone's results of any interim period as an indication of Cyclone's future performance. Additionally, Cyclone's quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside Cyclone's control. Factors that may cause Cyclone's quarterly results to fluctuate include, among others:

o	the ability to retain existing clients and customers;

o	the ability to attract new clients and customers at a steady rate;

o	the ability to maintain client satisfaction;

o	the ability to motivate potential clients and customers to acquire and implement new technologies;

o	the extent to which Cyclone's products gain market acceptance;

o	the timing and size of client and customer purchases;

o	introductions of products and services by competitors;

o	price competition in the markets in which Cyclone competes;

o	the ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

o	the amount and timing of operating costs and capital expenditures relating to the expansion of Cyclones business, operations, and infrastructure; and

o	unanticipated technical, legal, and regulatory difficulties.

Cyclone's Common Stock has no trading history. From time to time after this registration, the market price of our Common Stock may experience significant volatility. Cyclone's quarterly results, failure to meet analysts' expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many advertising companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

You may suffer significant dilution if outstanding options are exercised. As of June 30, 2006, Cyclone had outstanding stock options to purchase 450,000 shares of Common Stock, some of which have exercise prices at or below the sales price of Cyclone's Common Stock registered herewith. To the extent such options are exercised, there will be further dilution.

Future sales of Common Stock by Cyclone’s stockholders could adversely affect Cyclone’s stock price and Cyclone’s ability to raise funds in a new stock offering. The market price of Cyclone's Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. If all outstanding options are exercised, Cyclone would have up to 9,890,500 shares of Common Stock issued and outstanding.

Sales of our Common Stock in the public market following various transactions could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Risks Related to an Investment in our Securities

Our Common shares are expected to be sporadically or “thinly” traded for the foreseeable future, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Cyclone has a very short existence. Our common shares are expected to be sporadically or "thinly" traded for the foreseeable future. This means that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven development stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown development state company with no current public float (and a foreseeable small and thinly traded public float), limited operating history and lack of revenues or profits to date for our products, which could lead to wide fluctuations in our share price. The price at which investors have purchased our common shares may not be indicative of the price that will prevail in the trading market. An investor may be unable to sell his/its common shares at or above his/its purchase price, which may result in substantial losses to an investor. The volatility in our common share price may subject us to securities litigation. The market for our common shares is expected to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors. First, we will have relatively few common shares outstanding in the "public float" since most of our shares are held by a small number of shareholders. In addition, as noted above, our common shares are expected to be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.

Secondly, we will be a speculative or "risky" investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, a higher number of risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Many of these factors would be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

The sale of a large amount of common shares held by our shareholders, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares..  Three shareholders, all founders, hold over 85% of Cyclone’s stock. None of these shareholders currently has the ability to sell common shares under Rule 144. We are registering under this prospectus, 340,500 common shares held by new investors in Cyclone Energy.

The three (3) majority shareholder do not currently hold or own the right to acquire any common shares, by option or warrant. Should such shareholders acquire the right to acquire substantial amounts of additional shares by option or warrant, the conversion or exercise of such securities might result in the substantial dilution of an investment in terms of a shareholder’s percentage ownership in the Company as well as the book value of his/her/its common shares. The sale of a large amount of common shares received upon the conversion or exercise of any possible options or warrants granted to the above-referenced persons on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares. There are currently outstanding as of June 30, 2006, zero (0) options/warrants to purchase shares of Common Stock in the hands of the majority shareholders. In the future, however, such warrants or options could be granted, which, if granted and exercised would entitle the holders to shares of Common Stock, in addition to the shares they own outright. In the event of the exercise of these options or warrants, if granted, to purchase Company securities, an investor could suffer dilution of an investment in terms of percentage ownership in the company as well as the book value of common shares. In addition, the holders of the common share purchase options or warrants, if granted, may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

No foreseeable dividends. Cyclone has not paid any cash dividends on its Common Stock and does not intend to pay cash dividends in the foreseeable future. Cyclone intends to retain future earnings, if any, for reinvestment in the development and marketing of Cyclone's products and services. As a result, investors may have to sell their shares of Cyclone Common Stock to realize their investment.

The elimination of monetary liability against our directors under our articles of incorporation and the existence of indemnification rights to our directors, officers, and employees in our bylaws may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees. Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under California corporate law. Our bylaws also require us to indemnify our directors, officers, agents and employees to the maximum extent permitted by California corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers, and controlling persons of Cyclone pursuant to the foregoing provisions of California law, or otherwise, the SEC has nevertheless held that such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer, or controlling person in connection with the securities being registered, Cyclone may incur substantial litigation expense in the process of determining whether or not the party asserting indemnification is entitled to it.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.

This information statement/prospectus contains or incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including those described under the section of this information statement/prospectus entitled "Risk Factors," many of which are beyond Cyclone's control. Accordingly, actual results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend" and similar expressions may identify forward-looking statements.

All forward-looking statements are qualified by the risks described under the section of this information statement/prospectus entitled "Risk Factors" which, if they develop into actual events, could have a material adverse effect on Cyclone's business, financial condition or results of operations. In addition, investors should consider the other information contained in or incorporated by reference into this information statement/prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

o	significant increase in competitive pressures in the industries in which Cyclone competes;

o	less favorable than expected general economic or business conditions, both domestic and foreign, resulting in, among other things, lower than expected revenues;

o	greater than expected costs or difficulties related to the businesses of Cyclone;

o	the impact of competitive products and pricing;

o	the success of operating initiatives;

o	availability of qualified personnel;

o	changes in, or the failure to comply with, government regulations; and

o	adverse changes in the securities markets.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. An investor is cautioned not to place undue reliance on these statements, which speak only as of the date of this information statement/prospectus or, in the case of documents incorporated by reference, the date of such documents.

Cyclone undertakes no obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this information statement/prospectus to reflect circumstances existing after the date of this information statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as may be required by securities law.

USE OF PROCEEDS

The shares of Common Stock registered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sale of the Common Stock, if any, made in reliance on this document will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our Company. Cyclone will, however, incur all costs associated with this registration statement and prospectus. Cyclone will receive proceeds upon the exercise of all share purchase options (assuming all share purchase options are exercised prior to expiration), which proceeds will be used for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

Not applicable.

DILUTION

Not applicable.

BUSINESS

Overview

Cyclone Energy, Inc., a California corporation, was formed on January 18, 2006; earlier, on November 23, 2005, ICE Conversions, Inc., a California corporation (“ICE”), was formed by one of the founders of Cyclone. It is the current intention of the founder of ICE to cause ICE shares to be issued and transferred to Cyclone, sufficient in amount to cause Cyclone to be the “parent” corporation of ICE and to use ICE for the internal combustion engine conversion kit resale and installation segment of Cyclone’s business. Cyclone is a development stage company, and as such, has devoted its efforts since inception to developing and implementing our business plan. Since the commencement of the implementation of Cyclone’s business plan, we have devoted our efforts to the following activities:

o	Raising capital;

o	Identifying and negotiating terms with third party vendors of ICE conversion kits, and with installation personnel;

o	Securing one or more physical locations in Southern California where ICE conversion kit installations will take place;

o	Developing relationships with third party producers and vendors of hydrogen in Southern California ;

o	Producing marketing materials for ICE conversion kit resales and installations;

o	Securing one or more physical locations in Southern California where Cyclone’s hydrogen fuel reselling will take place;

o	Establishing a presence in the automotive after-market part and hydrogen fuel industries.

Cyclone's primary goal is to be recognized as a leading provider of a closed-loop pollution free/reduced pollution transportation solution for today’s drivers in California. To accomplish Cyclone’s mission, Cyclone will offer products and services through three operating divisions, each of which will focus on specific niche markets in the hydrogen supply industry.

Cyclone will have three primary sources for revenue: (1) sale and installation of ICE conversion kits, (2) retail sale of Hydrogen and (3) operation of gas/hydrogen refueling stations. Cyclone will utilize the following structure to support these economic centers:

ICE Conversions: (1) Brick and mortar headquarters providing facilities for administrative and executive offices, ICE conversion kit installation stations, research & development space, warehousing for inventory, and storage space. (2) Additional ICE conversion points-of-sale throughout the geographic territory, including Cyclone gas stations or gas station businesses with service station capability. (3) A white and pink collar sales force to implement Cyclone’s sales campaign for commercial fleet conversions.

Hydrogen Sales: Cyclone Energy will create demand for hydrogen sales with its ICE conversion units. Additional efforts will target strategic relationships with automotive manufacturers and private businesses such as second and third tier suppliers of technology and automotive/vehicle industry infrastructure.

Gas/Service Stations: Cyclone Energy will increase operating margins at each gas/service station it acquires by adding 2 additional centers for revenue: ICE conversion kit sales and installations and hydrogen fuel retail sales.

As of October 6, 2006, Cyclone is under contract to purchase two (2) gas station businesses in Southern California- one in Los Angeles and one in Escondido- and is proceeding with due diligence necessary to close escrow on the purchases. Cyclone has additional target gas stations and/or gas station businesses throughout southern California identified for acquisition and is currently in the process of making an offer to purchase a third gas station business.

Our website (www.cycloneenergy.com) was developed in cooperation with third party consultants. The website will be maintained by us going forward, to be used primarily as an information tool for prospective customers and alternate energy afficionados who can log on to find out about our businesses. Prospective customers will be allowed to view specifications and details about our current products, review frequently asked questions, learn about hydrogen as a safe alternate fuel, locate hydrogen fueling stations, and ultimately place product orders.

Marketing

By using a combination of fuel station presence, automotive after-market parts marketing, trade show presence, cross promotion with product distributors, television and print advertising, web presence, direct mail, press releases, and advertising, we have and will continue to notify the alternative fuel communities that our ICE conversion kits are available for resale and installation.

Target Market for Cyclone’s Products and Services

Cyclone Energy’s target market includes a wide variety of consumer, commercial and governmental entity customers.

The consumer market for Cyclone’s revenue centers- hydrogen fuel and ICE conversion kits- will include individual automobile owners in the following categories: environmentally conscious, economically motivated, and patriotic (those concerned with reducing US dependency on foreign oil resources). These customers seek an economically rational alternative to gasoline. Cyclone will fulfill that need with automotive conversion kits and hydrogen fuel.

To date, Cyclone has no material contracts with third parties to sell its products and services.

Selling to Fleets

Commercial entities are generally concerned with cost reduction and therefor economic motivations cause them to be sophisticated about market-place alternatives to key and reoccurring cost items. Cyclone recognizes that a smaller portion of commercial businesses are specifically (and perhaps primarily) motivated by the environmental impact of their business practices. Taking these factors into account, Cyclone has determined to target commercial clients such as automotive manufacturers that are developing hydrogen technologies as well as manufacturers and distributors of traditional “fleets” such as taxis, vans, buses, etc. Cyclone anticipates that these customers will require robust and costly conversion technology, offset against the short- and long-term benefit of achieving significant economic savings that come with reduced fuel costs factored against high vehicle fuel usage rates. The customers will also require higher volumes of hydrogen fuel, which Cyclone will be able to supply.

Cyclone Energy will target strategic relationships with various governmental entities through collaboration on projects such as the California Hydrogen Highway initiative put into place by Governor Schwarzenegger. Current government efforts to create and incentivize a hydrogen fuel infrastructure that will increase demand for Cyclone’s products and services. The infrastructure will support Cyclone Energy’s business plan to target government fleets for engine conversion to hydrogen fuel, to share the costs of infrastructure expenditures among a growing pool of alternative energy afficionados and supporters, and otherwise participate in state and federal alt-fuel development programs.

Competition

We currently face and will continue to face significant competition from other developers and manufacturers of hydrogen fuel power products, hydrogen generation systems and test and diagnostic equipment. If we are unable to compete successfully, we could experience a loss of market share, reduced gross margins for our existing products and a failure to achieve acceptance of our proposed products.

In the commercial production of hydrogen fuel engine conversion products, we compete with a number of companies that currently have hydrogen fuel system development programs. We expect that several of these competitors will be able to deliver competing products to certain markets before we do. While our strategy is the development of hydrogen conversion kits and hydrogen generation technologies for sale to end-users, systems integrators, governments, OEMs and market channel partners, many of our competitors are developing products specifically for use in particular markets. These competitors may be more successful in penetrating their specific markets than we are. In addition, an increase in the popularity of fuel cell power in particular market channels may cause certain of our customers to develop and produce some or all of the fuel cell technologies that we are developing.

In our markets for hydrogen generation systems, we compete with a number of companies that develop and manufacture hydrogen generation products based on onsite water electrolysis and/or reforming technologies. We also compete with suppliers of hydrogen gas that deliver hydrogen to the customer’s site in tube trailers or bottles or by pipeline. In many cases, these suppliers have established delivery infrastructure and customer relationships.

Competition in the markets for fuel cell power modules, hydrogen generation equipment and fuel cell test stations are significant and will likely persist and intensify over time. We compete directly and indirectly with a number of companies that provide products and services that are competitive with all, some or part of our products and related services. Many of our existing and potential competitors have greater brand name recognition than us and their products may enjoy greater initial market acceptance among our potential customers. In addition, many of these competitors have significantly greater financial, technical, sales, marketing, distribution, service and other resources than we have and may also be better able to adapt quickly to customers’ changing demands and to changes in technology.

If we are unable to continuously improve our products and if we cannot generate effective responses to our competitors’ brand power, product innovations, pricing strategies, marketing campaigns, partnerships, distribution channels, service networks and other initiatives, our ability to gain market share or market acceptance for our products could be limited, our revenues and our profit margins may suffer, and we may never become profitable.

We face competition for hydrogen power products from developers and manufacturers of traditional technologies and other alternative technologies. Each of our target markets is currently served by existing manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted traditional technologies such as internal combustion engines and turbines, as well as coal, oil and nuclear powered generators. Additionally, there are competitors working on developing technologies that use fuel cells and other alternative power technologies, advanced batteries and hybrid battery/internal combustion engines, which may compete for our target customers. Given that hydrogen powered ICEs have the potential to replace these gasoline as a fuel, competition in our target markets will also come from these traditional fuel technologies, from improvements to traditional gasoline powered technologies and from new alternative power technologies, including fuel cells and other types of hydrogen based power technologies.

If we are unable to continuously improve our products and if we cannot generate effective responses to our competitors’ brand power, product innovations, pricing strategies, marketing campaigns, partnerships, distribution channels, service networks and other initiatives, our ability to gain market share or market acceptance for our products could be limited, our revenues and our profit margins may suffer, and we may never become profitable.

Our strategy for the sale of our conversion kits depends upon developing partnerships with governments and systems integrators, fleet purchasers and suppliers, OEMs, suppliers and other market channel partners who will incorporate our products into theirs.

Other than in a few specific markets, our strategy is to develop and manufacture products and systems for sale to governments and niche consumer markets, OEMs, suppliers and other market channel partners that have mature sales and distribution networks for their products. Our success may be heavily dependent upon our ability to establish and maintain relationships with these partners who will integrate our products into their products and on our ability to find partners who are willing to assume some of the research and development costs and risks associated with our technologies and products. Our performance may, as a result, depend on the success of other companies, and there are no assurances of their success. We can offer no guarantee that governments and commercial fleet systems integrators, OEMs, suppliers and other market channel partners will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our products as components. The end products into which our technology will be incorporated will be vehicles, which are comprised of many components and any problems encountered by such third parties in designing, manufacturing or marketing their products, whether or not related to the incorporation of our products, could delay sales of our products and adversely affect our financial results. Our ability to sell our products to the target markets depends to a significant extent upon our sales and distribution networks and service capabilities.

Cyclone operates in a highly competitive industry. Cyclone expects that competition will continue to intensify in the future due to regulatory changes and further increases in the size, resources, and number of market participants. In each of its markets, Cyclone will face competition from larger, well-capitalized Hydrogen producers and distributors. While new business opportunities may be made available to Cyclone through federal and state regulatory initiatives, the competition will also quickly mobilize on these opportunities.

Competition for Cyclone’s products and services is based upon price, quality, and the ability to service customers through production, name recognition, product reliability, perceived quality, and responsiveness to consumer needs. While Cyclone believes that it will have certain advantages relating to price, quality, customer service, and responsiveness to customer needs, there is no assurance that Cyclone will be able to have or maintain these advantages or obtain additional advantages. A continuing trend toward business combinations and alliances in the fuel cell and alt-fuels industry may create significant new competitors to Cyclone. Many of Cyclone's existing and potential competitors have financial, technical, and other resources significantly greater than those of Cyclone.

The alternative energy industry is in the late-infant stage of development. Vehicles powered by Bio-fuels, metal-hydride fuel cells, and electricity have been the primary market alternatives to gasoline powered vehicles up to now. However, as the idea of a ‘hydrogen highway’ evolves from state and federal government commitment to actual realization in the marketplace, we are seeing technologies evolve to capture the ‘hydrogen highway’ marketplace opportunities.

As the ‘hydrogen highway’ industry evolves, businesses such as Cyclone’s business are creating and will create awareness and publicity that will benefit the entire alt-fuel market. Commitment by dominant companies in the traditional fuel and vehicle industries to create and introduce their own alt-fuel brands further publicize the availability and safety of alt-fuel, will initially benefit smaller companies such as Cyclone. Alternative automobile conversion technologies will create demand for Cyclone’s “green” hydrogen fuel and bring awareness to the public of Cyclone’s conversion technology. Automotive manufacturers will create demand for large scale distribution of environmentally friendly hydrogen for which Cyclone is among the earliest providers.

While, ultimately Cyclone will face competition from all the major traditional industry providers of fuel/conversion technology as they enter the market-place, at the current moment, Cyclone is geographically and technologically situated to benefit from the unique opportunity of being a key player in the roll-out of hydrogen fuel technology, both as an educator of the public regarding the pros and cons of green and black hydrogen fuel sources and as a supplier of conversion kits whereby consumers can test for themselves the benefits of using hydrogen as a fuel source. Before larger competitors such as oil companies start to create and market competing fuel-grade hydrogen brands in significant quantity, Cyclone’s water-source hydrogen manufacture and distribution networks will enable the Company to capture customers based on price as well as source- i.e., an environmentally friendly water-source hydrogen as an alternative to petroleum-source hydrogen.

Global hydrogen production for industrial purposes generally utilizes one of two processes. Thermal production uses a heat input for extraction (usually from hydrocarbons, i.e., petroleum or coal based minerals) while electrolysis uses electricity (generated by sun, wind, nuclear, or petrochemical processes) to extract hydrogen from water. Worldwide hydrogen production yields approximately 600 billion cubic meters of hydrogen per year while the US currently produces more than 9 million metric tons of hydrogen per year. According to the US department of Energy, that’s enough to fuel more than 35,000,000 automobiles.

As hydrogen becomes an increasingly popular source of energy for the automotive industry, production demand will increase. While there are numerous emerging technologies for clean and efficient hydrogen production, natural gas reforming is currently considered the most efficient. Near-term hydrogen production increases in the US will most likely exploit this process. Resource experts deem natural gas availability to be in limited supply and not a long-term resource. It is estimated that consumption of this resource would only increase by less than 3% during the early transition of a petroleum based economy to a hydrogen economy.

As the hydrogen economy progresses, it is anticipated that production methods will become more efficient, driving down price. To the extent that production is based on petroleum or coal resources, the prices of hydrogen generated from hydrocarbons should face significant reductions, creating keener price competition for Cyclone’s water-source hydrogen. Simultaneously, though, demand for water-source or ‘green’ hydrogen will lead to more environmentally friendly production methods as well as more efficient electrolysis production methods. Cyclone plans to utilize renewable electrolysis methods to split water into hydrogen and oxygen. The electricity required for this process will be generated using wind power.

The largest challenge to achieving large-scale acceptance of hydrogen as an automotive energy fuel is cost reduction. Hydrogen fuel must be cost competitive with conventional automotive fuels and fuel production technologies in order to gain mainstream acceptance. Increasing gas prices are easing economic obstacles for hydrogen technological development while production and delivery costs are already nearing the current $3.25 per gallon gasoline equivalent in California. Cyclone believes that it can produce and provide fuel-grade hydrogen at prices below gasoline.

Sources and availability of raw materials and the names of principal suppliers.

Cyclone Energy will be using components manufactured by others which use readily available raw materials. Components have already been safety tested and approved for use by U.S. regulatory agencies for their intended purposes. Principal suppliers will vary according to the best available pricing for components and Cyclone does not anticipate being dependent on any one (or small group) of suppliers .

Dependence on one or a few major customers.

Cyclone’s ICE Conversion business and it’s fuel distribution unit will target a wide gamut of private consumers as well as commercial fleet customers. Cyclone will maintain a diversified product mix and client base to mitigate exposure to consumer purchasing trends and variations in competitive inputs such as gasoline prices.

The primary customers for our power products and services are SUV owners, commercial fleet business owners and operators, light-weight truck owners, and end users. While we expect retail customers to be the primary customers for our hydrogen generation products and hydrogen fuel, industrial gas companies, industrial end users, oil and gas companies and utilities may be significant customers for our hydrogen generation products.

Significant Employees

Other than the executive officers named herein, the Company does not have any "significant employees."

Subsidiaries

The Company acquired (as a capital contribution) all of the outstanding issued common stock of ICE Conversions, Inc., a California corporation, from one of the founders of Cyclone. While ICE has no current operations, Cyclone intends to run its ICE conversion kit resale and installation business through ICE.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Government Approvals

The hydrogen industry is in its development phase and is not currently subject to industry-specific government regulations in the United States relating to matters such as design, storage, transportation and installation of hydrogen infrastructure products. However, given that the production of electrical energy has typically been an area of significant government regulation, we expect that we will encounter industry-specific government regulations in the future in the jurisdictions and markets in which we operate. For example, regulatory approvals or permits may be required for the design, installation and operation of internal combustion engine conversion systems under federal, state and provincial regulations governing electric utilities and hydrogen fuel powered engine systems under federal, state and provincial emissions regulations affecting automobile manufacturers. To the extent that there are delays in gaining such regulatory approval, our development and growth may be constrained. Furthermore, the inability of our potential customers to obtain a permit, or the inconvenience often associated with the permit process, could harm demand for hydrogen fuel delivery systems and other hydrogen products and, therefore, harm our business.

Our business will suffer if environmental policies change and no longer encourage the development and growth of clean power technologies. The interest by automobile manufacturers in hydrogen fuel technology has been driven in part by environmental laws and regulations in California. There is no guarantee that these laws and regulations will not change and any such changes could result in automobile manufacturers abandoning their interest in hydrogen powered vehicles. In addition, if current laws and regulations in these states are not kept in force or if further environmental laws and regulations are not adopted in California and the United States, demand for vehicular hydrogen fuel technologies may be limited.

The market for stationary and portable energy-related products is influenced by federal, state and provincial governmental regulations and policies concerning the electric utility industry. Changes in regulatory standards or public policy could deter further investment in the research and development of alternative energy sources, including hydrogen fuel generation and usage products, and could result in a significant reduction in the potential market demand for our products. We cannot predict how changing government regulation and policies regarding the electric utility industry will affect the market for stationary and portable hydrogen fuel generation and usage products and systems.

Although the development of alternative energy sources, and in particular hydrogen fuel related products, has been identified as a significant priority by California as well as many other governments, we cannot be assured that governments will not change their priorities or that any such change would not materially affect our revenues and our business. If governments change their laws and regulations such that the development of alternative energy sources is no longer required or encouraged, the demand for alternative energy sources such as our fuel cell products may be significantly reduced or delayed and our sales would decline.

The development of uniform codes and standards for hydrogen-powered vehicles and related hydrogen refueling infrastructure may not develop in a timely fashion, if at all.

Uniform codes and standards do not currently exist for hydrogen fuel conversion systems or their components, hydrogen internal combustion engines or for the use of hydrogen as a vehicle fuel. Establishment of appropriate codes and standards is a critical element to allow hydrogen fuel system and component developers, hydrogen internal combustion engine developers, hydrogen infrastructure companies and hydrogen storage and handling companies to develop products that will be accepted in the marketplace.

The development of hydrogen standards is being undertaken by numerous organizations. Given the number of organizations pursuing hydrogen codes and standards, it is not clear whether universally accepted codes and standards will result in a timely fashion, if at all.

To date, Cyclone’s Compliance with environmental laws, ordinances, and regulations has not had, and we do not expect such compliance to have, a material adverse effect on our business, financial condition, or results of operations.

Intellectual Property

We will protect our intellectual property, when appropriate, through a combination of patent protection, copyright, trademarks, trade secrets, licenses, non-disclosure agreements and contractual provisions. We generally enter into a non-disclosure and confidentiality agreement with each of our employees, consultants and third parties that have access to our proprietary technology. Additionally, we enter into commercial licenses and cross-licenses to access third party intellectual property.

Given the relative early stages of our industry, our intellectual property is and will continue to be important in providing differentiated products to customers.

Employees

We currently have two (2) full-time employees and two (2) part-time employees, and 2 independent contractors, as follows:

Operations	1 (independent contractor)
Management	1 (full-time)
Sales	1 (3 people share these responsibilities)
Marketing	1 (3 people share these responsibilities)

We currently employ no part-time employees. We have no collective bargaining agreements. We consider our relationship with our employees to be excellent.

PROPERTIES

On November 23, 2005, ICE entered into a one-year lease agreement, with a one-year option to renew, with California Equity Realty for approximately 400 square feet of furnished office space located at 22525 Pacific Coast Highway, Suite 101, Malibu, California 90265. The monthly lease amount is approximately $2,000. These offices are in good condition, and Cyclone currently has no plans to renovate or make leasehold improvements to such leased real property. In the opinion of management, such leased real property is adequately insured.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

The Company is in a development stage, starting its activities in January 2006. The Company does not anticipate revenue in the near future because it needs adequate equity capital to support purchasing service stations and/or fueling stations, hydrogen conversion kits for installation in internal combustion engine powered vehicles and an inventory of hydrogen so automobiles can obtain appropriate fuel for vehicular operations after the installation of the kits.

Cyclone has one wholly-owned operating subsidiary ICE Conversions, Inc.. Cyclone's primary goal is to be recognized as a leading provider of hydrogen-fuel conversion kits for the automotive industry and hydrogen for powering vehicles equipped with hydrogen-powered ICEs. The Company will distribute and sell its kits and fuel to specific segments of the automotive and truck market in Southern California and direct its marketing efforts towards consumers interested in alternative fuels. The business is funded, in part, by equity investment.

Revenue and cost of revenue was zero for the six months ended June 30, 2006 and from inception on January 18 to June 30, 2006.

Selling, General and Administrative

Selling, general and administrative (“SG&A”) expenses amounted to $403,849 for the six months ended June 30, 2006. The expenses consisted of payroll and payroll related expenses of $306,947 and outside services of $41,500. The balance was mainly rent and marketing. Included in payroll and payroll related expenses was the fair value of stock option grants and restricted stock units exercised of $85,500. All SG&A expenses were recurring expenses. The SG&A expenses for the six months may not be indicative of the level of operating expenses since the Company is in its development stage and will change if acquisitions can be made with revenue producing gas stations and/or gas station businesses. As of October 6, 2006, Cyclone is under contract to purchase two (2) gas station businesses in Southern California- one in Los Angeles and one in Escondido- and is proceeding with due diligence necessary to close escrow on the purchases. Cyclone has additional target gas station businesses throughout southern California identified for acquisition and is currently in the process of making an offer to purchase a third gas station business.

There was no research and development activities from inception on January 18, 2006 to the six months ended June 30, 2006.

Interest Expense

Interest expense was zero for the six months ended June 30, 2006. All of the financing was funded by equity capital.

Income Taxes

The Company and its wholly owned subsidiary income taxes was $1,600 for the state of California Franchise Tax Board for the six months ended June 30, 2006 from inception on January 18, 2006 to June 30, 2006.

Net Loss

Net loss was $405,449 for the six months ended June 30, 2006. The net loss resulted from starting up its development stage operation and as noted above most of the expenses were from payroll and outside services.

Liquidity and Capital Resources

Cash used in operations during the six months ended June 30, 2006 was $248,492 and was affected by selling, general and administrative startup costs. Investing expenditures total $3,636 for computers and other office equipment.

All of the financing amounting to $333,500 was raised through a Reg D 504 offering at $1.00 per common share plus another $9,000 which came from the three founders. The Company anticipates raising approximately another $7,000 from commitments to close the private placement offering.

Our ability to finance operations is solely dependent on raising significant equity capital and funding planned capital expenditures and operations will depend on executing our business plan strategy which requires purchasing operations to install hydrogen kits and store hydrogen fuel to provide consumers with hydrogen-hybrid automobiles. The Company plans to register approximately 340,500 shares in a SB2 registration, and reserve 1,000,000 shares for registration. All of the shares from the private placement will be registered as freely trading common stock, and the proceeds when sold will go the selling shareholders.

We have approximately $90,000 of cash on hand as of June 30, 2006. Our working capital at June 30, 2006 was $12,515.We have no major commitments planned for capital expenditures or research and development. We believe that our cash on hand, pending funding, and anticipated revenues will fund our operations going forward and will be sufficient to satisfy our operating requirements through December, 2006.

Over the next twelve-month period, we have an opportunity to purchase approximately $6.8 million in independent gas station assets. These transactions will depend on closing anticipated funding from equity private placements and debt financing for 80% of the loan to value of the acquired asset value. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise funds through the public or private sale of debt or equity securities, through the procurement of advances on contracts or licenses, through funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of additional financing. We cannot give any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

To the extent fundamental changes in our liquidity occur as set forth above, we will file a post-effective amendment to this registration statement disclosing the fundamental changes. If we file a post-effective amendment, no shares which are subject to this registration statement may be sold and no capital formation activities may occur until the post-effective amendment is declared effective.

We intend to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect such an offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we do not raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated. We thus have no plan in place that will eliminate this risk.

Development Stage Company; Prior Going Concern Issue

Cyclone is a development stage company under the provisions of SFAS No. 7, and has negative cash flows from operations and no current established source of revenue. We do not anticipate significant revenues from sales or subscription sales until the fourth quarter of 2006. The foregoing matters had raised substantial doubt about the ability of our company to continue as a going concern.

Our anticipated costs and project completion dates described above are estimates based upon our current business plan. Our actual costs or actual project completion dates could vary materially from those estimated. We may also decide at any time to terminate our ongoing development plans with respect to alternative delivery methods and launching of additional networks should we deem it to be impracticable or not commercially viable. See the section of this prospectus captioned "Forward-Looking Statements".

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 2, Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the period ended from inception on January 18, 2006 to June 30, 2006 contained in this registration statement. On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity based compensation to employees or consultants or members of the board of directors. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions". The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. Cyclone has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. Cyclone has evaluated the impact of the adoption of SFAS 123(R), and does believe that it will impact significantly the company's overall results of operations and financial position.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions--FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) "Consolidation of Variable Interest Entities". FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity's expected losses, is entitled to receive a majority of the entity's expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to share-based payment transactions with no employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28". SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005, and is required to be adopted by the Company in the first quarter of 2006. Cyclone is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

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MANAGEMENT

Identity

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name And			Initial Election Or
Municipality Of Residence	Age	Office	Appointment Date

Lawrence Weisdorn	48	President, Chairman of the Board,	January 2006
Malibu, California		Chief Executive Officer
Robert Weiermair	37	Vice President- Technology and Business,	January 2006
Los Angeles, California		Development; Secretary
Lee Williams	55	Director	March 2006
Los Angeles, California
Brian Goldstein Sr.	31	Vice President Marketing and Technology	April 2006
Los Angeles, California
Donald Hejmanowski	47	Director	January 2006
Las Vegas, Nevada

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. As founding shareholders of Cyclone, each of Messrs. Weisdorn, Weiermair and Hejmanowski acquired shares of Cyclone by subscription purchase at the price of $.001 per share. Each has sole and separate voting power over the 3,000,000 shares currently held by each of them, respectively.

Mr. Weisdorn’s shares were issued subject to a repurchase by Cyclone at $.001 per share as follows: 2,400,000 if his employment is terminated between Nov. 15, 2005 and Nov. 14, 2006; 1,600,000 if his employment is terminated between Nov. 15, 2006 and Nov. 14, 2007; and 800,000 if his employment is terminated between Nov. 15, 2007 and Nov. 14, 2008. Mr. Weisdorn’s contract provided that, notwithstanding the foregoing, at the completion of six (6) months of Mr. Weisdorn’s full-time employment with and for Cyclone, then the repurchase right terminated. Mr. Weisdorn satisfied this 6 month full-time employment condition as of June 30, 2006 and the repurchase right thereupon terminated.

Mr. Weiermair’s shares are subject to a repurchase by Cyclone at $.001 per share as follows: 2,400,000 if his employment is terminated between Nov. 15, 2005 and Nov. 14, 2006; 1,600,000 if his employment is terminated between Nov. 15, 2006 and Nov. 14, 2007; and 800,000 if his employment is terminated between Nov. 15, 2007 and Nov. 14, 2008. Notwithstanding the foregoing, at the completion of six (6) months of Mr. Weiermair’s full-time employment with Cyclone, then the repurchase right will terminate.

In consideration for his agreement to accept a seat on the Board of Directors of Cyclone, Mr. Williams was given the right to acquire 100,0000 shares of the common stock of Cyclone for $.001 per share on March 1, 2006 which was exercised on the same date. He was also issued an option to purchase an additional 50,000 shares of the common stock of Cyclone at a price of $.50 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 200,000 additional shares or 300,000 shares altogether.

Mr. Goldstein obtained 30,000 shares of the common stock of Cyclone for $1.00 per share on March 22, 2006 and was given an option to purchase an additional 30,000 shares of the common stock of Cyclone at a price of $1.00 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 120,000 additional shares or 150,000 shares altogether. In the event that a controlling percentage of Cyclone is sold to third parties or if Lawrence Weisdorn resigns from all positions with Cyclone prior to March 22, 2010, any unvested options will immediately then vest. Should Mr. Goldstein’s employment terminate with or without cause before all of the options vest, the unvested options will be cancelled.

Business Experience

Lawrence Weisdorn - Chairman of the Board, President, Chief Executive Officer

Lawrence Weisdorn has served as the Chairman of the Board of Directors, CEO and President of Cyclone since the Company’s inception. Mr. Weisdorn served as Chief Executive Officer of MEMS USA Inc. from its inception in November 2000 through June 2005. Prior thereto, Mr. Weisdorn served as Chief Executive Officer of LitFunding Corp. from October 2000 to May 31, 2002. Both of these companies are publicly traded.

Robert Weiermair- Vice President of Technology and Business Development.

Robert Weiermair has been the Vice President of Technology and Business Development at Cyclone since its inception. From 2003 - present, Mr. Weiermair served as business development manager for Engineered Materials Solutions Inc. - a company currently valued well in excess of $100,000,000. At EMS, Mr. Weiermair was responsible for world-wide business development activities, where he developed and closed multi-million dollar third party funding for EMS. To date, Mr. Weiermair is credited for having identified over $100M in new business opportunities currently under development at EMS.

From 1998-2003 Mr. Weiermair was with Texas Instruments. He first served as a Senior Product Engineer/Engineered Materials Division, then as a Marketing Engineer/Commercial Sensors and Controls Division and finally as the West Coast Sales Engineer/Telecom and Metal Clad Products.

Mr. Weiermair received his Bachelor of Applied Science, Dept. of Material Science & Metallurgical Eng. from Queen’s University, Kingston, Ontario, Canada in 1993. He received a Diplom Ingineur, graduate course in process and physical metallurgy from Montan University Leoben, Leoben, Austria in 1994 and he received his Master of Applied Science, Dept. of Material Science & Metallurgical Engineering from Queen’s University, Kingston, Ontario, Canada in 1996.

Donald Hejmanowski- Vice President and Director.

Donald Hejmanowski has served as a Vice President and Director of Cyclone since its inception. Mr. Hejmanowski has over 25 years of experience in the financial markets. Starting in July 1980, Mr. Hejmanowski began a career in the brokerage community. Having served in various positions in the investment world including stockbroker, branch manager, vice president of trading operations and a principal of a firm, Mr. Hejmanowski possesses an unblemished record with the NASD and the SEC. In October 1990, he left the brokerage community to work directly for public companies and private companies intending to go public, in which capacity he has provided corporate capital structure and mergers and acquisitions services. Mr. Hejmanowski is currently on the Board of Directors of LitFunding Corp., an OTCBB company and has served on the Board of Directors of 3d Shopping.com, an American Stock Exchange listed company where he sat on the compensation committee and the audit committee. He has also served on the Boards of four other companies listed on the OTCBB.

Mr. Hejmanowski has been an officer and/or director of five start-up private entities and has owned two Great Clips Hair Salons. His educational background includes a Bachelor of Science degree with a major in Finance and a Bachelor of Arts degree with a major in Economics from Eastern Illinois University.

Lee Williams, Esquire - Director

Lee D. Williams, attorney at law, has been a principal of the law firm of Williams & Kilkowski since 1989. A 1973 graduate of the University of California at Santa Barbara, Mr. Williams graduated with a Bachelor of Arts in Political Science with high honors and then attended the UCSB graduate school. Mr. Williams received his J.D. degree from the University of California at Los Angeles School of Law, where he served on the UCLA Law Review; he has been a member of the State Bar of California since 1977. Mr. Williams served as an extern clerk to the Honorable Joseph T. Sneed, U.S. Court of Appeals, Ninth Circuit, in San Francisco, California.

Mr. Williams has almost thirty years experience as an attorney and businessman in the Los Angeles area. He has had extensive experience with small and medium sized companies in various industries, with a particular concentration in the fields of multimedia, entertainment and high technology.

Involvement in Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors

Our bylaws set the authorized number of directors on our board of directors at five (5), with the actual number fixed by a resolution of our board, providing a minimum of three directors sits on the board so long as Cyclone has more than two shareholders. As noted above, there are currently three (3) directors serving on our board- Messrs. Weisdorn, Williams, and Hejmanowski. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal.

In consideration for his agreement to take a seat on the Board of Directors of Cyclone, Mr. Williams was given the right to acquire 100,000 shares of the common stock of Cyclone for $.001 per share on March 1, 2006 and he exercised that option shortly thereafter. He was also issued an option to purchase an additional 50,000 shares of the common stock of Cyclone at a price of $.50 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 200,000 additional shares or 300,000 shares altogether.

Board Committees

Our board of directors has not established any committees to date, but expects to establish an Audit committee and a Compensation Committee in the near future. It is doubtful that any directors selected to serve on the Audit Committee will have the requisite public company accounting background or experience to be considered an "audit committee financial expert" as that term is defined by the SEC. Regardless of Cyclone’s development stage status, management believes that the selected members of the Audit Committee will have the requisite financial background and experience to carry out their duties. Cyclone is not subject to the listing requirements of a national securities exchange or association.

Advisory Boards

Neither the Company nor its subsidiary has any advisory boards.

(Remainder of this page left intentionally blank.)

Security Ownership of Certain Beneficial Owners and Management

The following alphabetical table sets forth the ownership, as of June 30, 2006, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 9,440,500 shares of Common Stock outstanding as of June 30, 2006.

Shareholder & Address		Amount and Nature
of		of Beneficial
Beneficial Owner	Title of Class	Ownership	Percentage

Lawrence Weisdorn (1)	Common Stock	3,000,000	31.778%
22525 Pacific Coast Highway, #101
Malibu, CA 90265
Robert Weiermaier (2)	Common Stock	3,000,000	31.778%
22525 Pacific Coast Highway, #101
Malibu, CA 90265
Donald Hejmanowski(3)	Common Stock	3,000,000	31.778%
22525 Pacific Coast Highway, #101
Malibu, CA 90265
Lee Williams (4)	Common Stock	100,000	1.059%
1900 Avenue of the Stars, 25th Floor
Los Angeles, CA 90067
All directors and named executive officers as a group (10 persons)			96.293%

***	Indicates less than 1%.

(1)
This amount includes 3,000,000 shares directly owned by Mr. Weisdorn, that were subject to a repurchase right by Cyclone, which lapsed. That right provided that Cyclone had the right to repurchase shares at $.001 per share as follows: 2,400,000 if his employment is terminated between Nov. 15, 2005 and Nov. 14, 2006; 1,600,000 if his employment is terminated between Nov. 15, 2006 and Nov. 14, 2007; and 800,000 if his employment is terminated between Nov. 15, 2007 and Nov. 14, 2008. The right to repurchase was subject to the condition that, at the completion of six (6) months of Mr. Weisdorn’s full-time employment with Cyclone, then the repurchase right would terminate. Mr. Weisdorn completed 7 months of full-time employment on June 30, 2006 and the repurchase right thereupon terminated.

(2)
This amount includes 3,000,000 shares directly owned by Mr. Weiermair, subject to a repurchase by Cyclone at $.001 per share as follows: 2,400,000 if his employment is terminated between Nov. 15, 2005 and Nov. 14, 2006; 1,600,000 if his employment is terminated between Nov. 15, 2006 and Nov. 14, 2007; and 800,000 if his employment is terminated between Nov. 15, 2007 and Nov. 14, 2008. Notwithstanding the foregoing, at the completion of six (6) months of Mr. Weiermair’s full-time employment with Cyclone, then the repurchase right will terminate.

(3)	left blank
(4)	This amount does not include 200,000 shares which are issuable to Mr. Williams upon exercise of non-qualified stock options.

Director Compensation

We have a policy of not granting fees to directors who attend a regularly scheduled or special board meeting; however we may reimburse out-of-state directors for their cost of travel and lodging to attend such meetings.

In consideration for his agreement to take a seat on the Board of Directors of Cyclone, Mr. Williams was given the right to acquire 100,000 shares of the common stock of Cyclone for $.001 per share on March 1, 2006 which were exercised on same date. He was also issued an option to purchase an additional 50,000 shares of the common stock of Cyclone at a price of $.50 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 200,000 additional shares or 300,000 shares altogether. An attorney, Mr. Williams, directly or through the law firm of Williams & Kilkowski, may from time to time render legal services to Cyclone and/or its subsidiaries for the fair market cost of his/its services.

Executive Compensation

Each of Lawrence Weisdorn and Robert Weiermair have compensation agreements paying him $60,000 per year for part-time employment and $300,000 per year should his respective employment switch to full-time employment. It is expected that Mr. Weisdorn’s total annual salary and bonus, including stock-based compensation or other forms of compensation, will exceed $100,000 for the current year.

Summary Compensation Table (as of June 30, 2006)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Lawrence Weisdorn - CEO	2005 2006	$37,500 $150,000	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$37,500 $150,000

Robert Weiermair - VP Technology & Business Development	2005 2006	$7,500 $30,000	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$7,500 $30000

Brian Goldstein - VP Finance & Marketing	2005 2006	$0 $16,688	$0 $0	$0 $0	$0 $120,000	$0 $0	$0 $0	$0 $0	$0 $136,688

Employment Agreements with Executive Management

Lawrence Weisdorn, Chief Executive Officer and President

On November 15, 2005, pending incorporation, the Company-to-be-formed entered into an employment agreement with Lawrence Weisdorn with a three (3) year term; under the agreement Mr. Weisdorn will provide services as our Chief Executive Officer and President. The essential terms of the employment agreement are as follows:

o
Mr. Weisdorn is entitled to a base salary of $60,000 per year ($300,000 if full-time), payable in monthly installments of $5,000 ($25,000 if full-time), with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term.

o
Mr. Weisdorn is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $500 per month and health insurance for Mr. Weisdorn and his family, to a maximum of a $750 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), four (4) weeks paid vacation (if employed full-time) and expense reimbursement of up to $1,000 per month. Mr. Weisdorn is entitled to participate in company benefit plans, including any bonus plans established for senior management.

o	Cyclone may terminate the agreement for cause, effective immediately, with cessation of all benefits at termination.

o
The Agreement requires Cyclone to indemnify and hold Mr. Weisdorn harmless in his acts as an employee of the Company and further requires Mr. Weisdorn to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

Robert Weiermair, Vice President of Technology and Business Development and Secretary

On November 15, 2005, pending incorporation, the Company-to-be-formed entered into an independent contractor agreement with Mr. Weiermair with a three (3) year term; under the agreement Mr. Weiermair provides services as our Vice President of Technology and Business Development. The essential terms of the employment agreement are as follows:

o
Mr. Weiermair is entitled to a base salary of $60,000 per year ($300,000 if full-time), payable in monthly installments of $5,000 ($25,000 if full-time), with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term.

o
Mr. Weiermair is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $500 per month and health insurance for Mr. Weiermair and his family, to a maximum of a $750 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), four (4) weeks paid vacation (if employed full-time) and expense reimbursement of up to $1,000 per month. Mr. Weiermair is entitled to participate in company benefit plans, including any bonus plans established for senior management.

o	Cyclone may terminate the agreement for cause, effective immediately, with cessation of all benefits at termination.

o
The Agreement requires Cyclone to indemnify and hold Mr. Weiermair harmless in his acts as an employee of the Company and further requires Mr. Weiermair to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

Brian Goldstein, Vice President of Marketing and Finance

On March 22, 2006, the Company entered into an employment agreement with Mr. Goldstein with a three (3) year term; under the agreement Mr. Goldstein will provide services as our Vice President of Finance and Marketing. The essential terms of the employment agreement are as follows:

o
Mr. Goldstein is entitled to a base salary of $80,100 per year for full-time employment, payable in monthly installments of $6,675, with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term. In addition to salary, Mr. Goldstein may be paid a finder’s fee for third party investment funding obtained by Mr. Goldstein’s efforts.

o
Mr. Goldstein is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $250 per month and health insurance for Mr. Goldstein and his family, to a maximum of a $350 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), three (3) weeks paid vacation and expense reimbursement of up to $500 per month. Mr. Goldstein is entitled to participate in company benefit plans, including any bonus plans established for senior management.

o
Cyclone may terminate the agreement for cause, effective immediately, with cessation of all benefits at termination. Cyclone may also terminate the agreement without cause with two (2) weeks notice, in which event Mr. Goldstein will receive one (1) month’s compensation if terminated in the first twelve (12) months of employment and an extra (1) month’s compensation for every additional twelve (12) month period he is employed by Cyclone, should he be terminated without cause thereafter. Regardless, his unvested options will be cancelled.

o
The Agreement requires Cyclone to indemnify and hold Mr. Goldstein harmless in his acts as an employee of the Company and further requires Mr. Goldstein to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

Stock Option Plans

The Company has no registered or unregistered stock option plans; however, it has entered into an agreement whereby it granted options to Mr. Goldstein as an inducement to enter into an employment agreement with Cyclone, and to Mr. Williams for his agreement to serve on the Board of Cyclone.

The following table sets forth options granted to each executive officer of the Company during the current fiscal year, as of June 30, 2006.

OPTION GRANTS IN LAST FISCAL YEAR
INDIVIDUAL GRANTS

Percent of
	Number of	Total Options
	Securities	Granted to	Exercise
	Underlying	Employees in	Price Per	Expiration
	Option Grant	Fiscal Year	Share	Date

Lawrence Weisdorn	-0-	N/A	N/A	N/A
Robert Weiermair	-0-	N/A	N/A	N/A
Brian Goldstein (1)	-150,000	100%	$1.00	3/22/2010

(1)
Mr. Goldstein obtained an option for 150,000 shares of the common stock of Cyclone for $1.00 per share in March, 2006. Of that option, 30,000 shares immediately vested; the remainder vests at the rate of 30,000 shares on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 150,000 shares altogether. In the event that a controlling percentage of Cyclone is sold to third parties or if Lawrence Weisdorn resigns from all positions with Cyclone prior to March 22, 2010, any unvested options will immediately then vest.

The following table sets forth options exercised for each executive officer of the Company during the first one-half year of Cyclone, ended June 30, 2006, and outstanding options as of such date:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Value of
			Underlying	Unexercised
	Number of Shares		Unexercised Options	In-the-Money
	Acquired On	Number of Securities	at Quarter Ended	Options at
	Exercise	Value Realized	6/30/06	Fiscal Year-End

Lawrence Weisdorn	-0-	N/A	N/A	N/A
Robert Weiermair	-0-	N/A	N/A	N/A
Brian Goldstein	-0-	N/A	N/A	N/A
Lee Williams	-100,000-	$20,000	$172,000	N/A

Compliance with Section 16

None of our securities have been registered on a national securities exchange within the meaning of Section 12(b) of the Exchange Act, nor are they required to be registered under Section 12(g) of the Exchange Act. Accordingly, our executive officers, directors and affiliates are not presently subject to compliance with Section 16 of the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers and Directors and a Code of Ethics for Financial Executives that applies to all of our executive officers, directors and financial executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF CYCLONE

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, that involve amounts in excess of $60,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five percent of our Common Stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

On November 15, 2005, pending incorporation, the Company-to-be-formed entered into a three (3) year employment agreement with Lawrence Weisdorn pursuant to which Mr. Weisdorn will provide services as our Chief Executive Officer and President. Under the Agreement, Mr. Weisdorn is entitled to a base salary of $60,000 per year ($300,000 if full-time), payable in monthly installments of $5,000 ($25,000 if full-time), with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term. Mr. Weisdorn is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $500 per month and health insurance for Mr. Weisdorn and his family, to a maximum of a $750 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), four (4) weeks paid vacation (if employed full-time) and expense reimbursement of up to $1,000 per month. Mr. Weisdorn is entitled to participate in company benefit plans, including any bonus plans established for senior management. Cyclone may terminate the agreement for cause, effective immediately, with cessation of all benefits at termination. The Agreement requires Cyclone to indemnify and hold Mr. Weisdorn harmless in his acts as an employee of the Company and further requires Mr. Weisdorn to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

On November 15, 2005, pending incorporation, the Company-to-be-formed entered into three (3) year independent contractor agreement with Mr. Weiermair that will convert to an employment agreement should he accept full-time employment with the Company. Under the agreement Mr. Weiermair provides services as our Vice President of Technology and Business Development. Pursuant to the agreement, Mr. Weiermair is entitled to a base salary of $60,000 per year ($300,000 if he accepts full-time employment with Cyclone), payable in monthly installments of $5,000 ($25,000 if full-time), with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term. Mr. Weiermair is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $500 per month and health insurance for Mr. Weiermair and his family, to a maximum of a $750 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), four (4) weeks paid vacation (if employed full-time) and expense reimbursement of up to $1,000 per month. Mr. Weiermair is entitled to participate in company benefit plans, including any bonus plans established for senior management. Cyclone may terminate the agreement for cause, effective immediately, with cessation of all benefits at termination. The Agreement requires Cyclone to indemnify and hold Mr. Weiermair harmless in his acts as an employee of the Company and further requires Mr. Weiermair to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

On March 22, 2006, the Company entered into a three (3) year employment agreement with Mr. Goldstein. Under the agreement Mr. Goldstein will provide services as our Vice President of Finance and Marketing. Pursuant to the employment agreement, Mr. Goldstein is entitled to a base salary of $80,100 per year for full-time employment, payable in monthly installments of $6,675, with payment to commence after Company funding through venture capital investment in Cyclone. The agreement does not provide for renegotiation of salary amounts during the term. In addition to salary, Mr. Goldstein may be paid a finder’s fee for third party investment funding obtained by Mr. Goldstein’s efforts. Mr. Goldstein is entitled to a number of employee benefits under the agreement, including the provision of a car allowance of $250 per month and health insurance for Mr. Goldstein and his family, to a maximum of a $350 monthly premium (both the automobile allowance and health insurance are subject to Cyclone obtaining initial third party venture capital financing), three (3) weeks paid vacation and expense reimbursement of up to $500 per month. Mr. Goldstein is entitled to participate in company benefit plans, including any bonus plans established for senior management. Cyclone may terminate its agreement with Mr. Goldstein for cause, effective immediately, with cessation of all benefits at termination. Cyclone may also terminate the agreement without cause with two (2) weeks notice, in which event Mr. Goldstein will receive one (1) month’s compensation if terminated in the first twelve (12) months of employment and an extra (1) month’s compensation for every additional twelve (12) month period he is employed by Cyclone, should he be terminated without cause thereafter. Regardless, his unvested options will be cancelled. The Agreement requires Cyclone to indemnify and hold Mr. Goldstein harmless in his acts as an employee of the Company and further requires Mr. Goldstein to execute Cyclone’s customary agreements relating to non-disclosure, non-solicitation and the like.

DESCRIPTION OF CAPITAL STOCK

General

As of June 30, 2006, Cyclone had 9,440,500 shares of Common Stock outstanding. The following description of Cyclone's capital stock and certain provisions of Cyclone's Articles of Incorporation and Bylaws is a summary and qualified in its entirety by the provisions of Cyclone's Articles of Incorporation and Bylaws, which have been filed as exhibits to Cyclone's registration statement of which this prospectus is a part. Cyclone is incorporated in the State of California. Neither our Articles nor our Bylaws contain any provisions requiring board approval of a transaction involving a change in our control. However, because Lawrence Weisdorn owns 2,698,000 shares, and Robert Weiermair owns 2,800,000 shares and Donald Hejmanowski owns 3,000,000 shares, of the outstanding authorized common stock of Cyclone, they will effectively control the Company for the foreseeable future. Each of 3 owns 3,000,000 shares.

Common Stock

Holders of Cyclone's Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the Common Stock do not have cumulative voting rights meaning that the holders of more than one-half of Cyclone's outstanding shares of Common Stock can elect all of Cyclone's directors, if they choose to do so. In this event, the holders of the remaining shares of Common Stock would not be able to elect any directors. Although Cyclone has no authorized preferred stock, Cyclone’s articles may be amended in the future to provide for the issuance of one or more classes of preferred stock. Because Lawrence Weisdorn owns 2,698,000 shares, and Robert Weiermair owns 2,800,00 and Donald Hejmanowski owns 3,000,000 shares, of the outstanding authorized common stock of Cyclone, they will effectively be able to amend the Company’s articles on their own action for the foreseeable future and therefor may cause Cyclone to amend its articles of incorporation to authorize the issuance of preferred stock. Therefor, subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon Cyclone's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.

Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is duly authorized and validly issued, fully paid, and nonassessable. In the event Cyclone were to elect to sell additional shares of Common Stock following this offering, you would have no right to purchase additional shares. As a result, your percentage equity interest would be diluted.

Options of Cyclone

As of June 30, 2006, the Company had outstanding options to purchase 450,000 shares of Cyclone's Common Stock respectively, with exercise prices ranging from $0.50 to $1.00. The number of shares issued upon exercise and the exercise prices of the options are subject to adjustment upon the occurrence of certain events such as stock dividends, splits and combinations, capital reorganization.

Currently, the Company has no equity incentive plans available to key employees and consultants of the Company, but may adopt one or more plans in the future. If the Company adopts an “incentive option plan,”the exercise price of each incentive option granted must be equal to the greater of the fair market value of our Common Stock on the date of grant or the aggregate par value of the Common Stock on the date of the grant. In the case of any 10% stockholder, the incentive option price may not be less than 110% of the fair market value on the date of grant.

With respect to “non-qualified options” such as the options already granted to at least one executive officer and one board member, either the Board, or a Compensation Committee nominated by the Board of Directors, determines the price at which shares of Common Stock may be purchased (or exercised) under a nonqualified option. Options will have expiration terms in compliance with applicable federal or state laws, if any.

On March 22, 2006, Cyclone issued Common Stock purchase options to Brian Goldstein, to purchase 150,000 shares of the Company's Common Stock at an exercise price of $1.00 per share with a term of four (4) years. 30,000 shares immediately vested and an additional 30,000 shares of the common stock of Cyclone vests on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 150,000 shares altogether. These options were issued pursuant to Cyclone’s employment agreement with Mr. Goldstein. In the event that a controlling percentage of Cyclone is sold to third parties or if Lawrence Weisdorn resigns from all positions with Cyclone prior to March 22, 2010, any unvested options will immediately then vest. Should Mr. Goldstein’s employment terminate with or without cause before all of the options vest, the unvested options will be cancelled.

In consideration for his agreement to accept a seat on the Board of Directors of Cyclone, Lee Williams was given an option to acquire 100,000 shares of the common stock of Cyclone for $.001 per share on March 1, 2006 and he exercised on that date. He was also given an option to purchase an additional 50,000 shares of the common stock of Cyclone at a price of $.50 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 200,000 additional shares or 300,000 shares altogether.

On May 24, 2006, Cyclone caused ICE to enter into an Agreement to purchase a business d/b/a “What’s Next? Performance Upgrades” (“WNPU”) wherein it agreed to issue to the seller of WNPU an option to purchase an aggregate of 100,000 shares of the Company's Common Stock at a purchase price of $1.00 per share for a term of three (3) years. The option to purchase 25,000 shares vested on June 1, 2006- the date of the commencement of consulting services to ICE by the seller of WNPU. The balance of the options shall vest in three (3) equal installments of 25,000 shares each, on the first three (3) anniversaries of June 1, 2006, subject to consulting continuing to provide services to ICE. However, in the event the seller of WNPU elects by December 1, 2006 not to allow ICE to purchase his business, the seller of WNPU shall retain the right to purchase 25,000 shares of Company Common Stock and the option to purchase the remaining 75,000 shares of Company Common Stock shall be cancelled.

EQUITY COMPENSATION PLANS

Description of Equity Compensation Plans Approved By Shareholders

There are no equity compensation plans approved by Cyclone shareholders.

Information Concerning the Plan and Other Company Equity Compensation Plans

The following table sets forth information concerning the number of shares of our Common Stock which may be issued under all of our equity compensation plans.

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans [excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a)]
Equity compensation plans N/A approved by shareholders	N/A	N/A
Equity compensation plans not approved by shareholders	-0-	-0-	-0-
TOTAL	-0-	-0-	-0-

MARKET FOR EQUITY SECURITIES

Market Information

Our Common Stock does not trade. However, we expect it to begin trading on the OTC-Bulletin Board concurrently with the filing of this prospectus, on or about September, 2006 under the symbol "[to be determined]." There will be a limited public trading market for our Common Stock for the foreseeable future and a regular, more active trading market may not develop, or if developed, may not be sustained. Therefore, in all likelihood, a shareholder will not be able to resell his/her/its securities should he/she/it desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

There has been no “high and low bid price” of our Common Stock for any calendar quarter.

Holders

There were 60 registered holders or persons otherwise entitled to hold our common shares as of June 30, 2006 pursuant to a shareholders' list provided by our company’s books and records as of that date and our records relating to issuable shares. The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.

Dividends

We have not declared any cash dividends on our Common Stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to the future payments of dividends will depend on our earnings and financial position and such other facts as the Board of Directors deems relevant.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within a three-month period a number of shares that does not exceed the greater of:

1)	one percent (1%) of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 94,405 shares as of the date of this prospectus;

or

2)	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, the amount of common stock eligible for re-sale pursuant to Rule 144 under the Securities Act is 0 shares. There will be 340,500 shares registered pursuant hereto and eligible for re-sale pursuant hereto.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock by the Selling Shareholders as of June 30, 2006. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of Common Stock, (ii) the number of shares of Common Stock that may be sold in this offering; (iii) the number of shares of completion of this offering assuming the sale of all of the shares of the Common Stock offered by each Selling Stockholder; and (iv) if one (1%) or more, the percentage of outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of Common Stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 9,440,500 shares of our Common Stock which were outstanding on June 30, 2006. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The Selling Stockholders are offering by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of 340,500 shares of our Common Stock as follows:

o	340,500 shares of Common Stock presently held by the selling shareholders.

o	0 shares of Common Stock issuable by the Company with respect to the prospective exercise of common stock purchase options at the election of the holders of those options.

o	0 shares of Common Stock reserved for issuance by the registrant.

The table below does not include the following shares which are also being registered in this prospectus:

o
A pool of 0 shares of Common Stock reserved for issuance by the registrant with respect to the prospective issuance of up to 0 shares of Common Stock to be issued during the next twelve (12) months after the filing of this registration statement.

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TABLE OF SELLING STOCKHOLDERS

	Securities Beneficially Owned By Selling Stockholders Prior to Offering (1, 2)		Securities Being Offered By Selling Stockholders		Securities Beneficially Owned By Selling Stockholders After the Offering (3)
Name of Selling Stockholder	Common Stock Percentage	Common Shares beneficially owned prior to this Offering	Common Stock issuable upon conversion of Debentures, Notes, and Preferred Stock	Common Stock issuable upon exercise of Warrants and Options	Common Stock to be beneficially owned after this offering assuming all shares sold	Percentage of Common Stock to be beneficially owned after this this offering assuming all shares sold
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Abrams, Ben	0.11%	10,000	0	0	0	0%
Badour, Gary	0.01%	1,000	0	0	0	0%
Borofsky, Mickey	0.01%	1,000	0	0	0	0%
Caspari, Bruce	0.11%	10,000	0	0	0	0%
Chien, David	0.01%	1,000	0	0	0	0%
Chien	0.02%	2,000	0	0	0	0%
Clark,Dean	0.21%	20,000	0	0	0	0%
Clemente, Anne	0.02%	2,000	0	0	0	0%
Cleveland, Bruce	0.17%	16,000	0	0	0	0%
Do, Tuan	0.01%	1,000	0	0	0	0%
Farley, C. and R.	0.05%	5,000	0	0	0	0%
Folkerds, Matt	0.05%	5,000	0	0	0	0%
Goldstein, Stanley	0.03%	2,500	0	0	0	0%
Goldstein, Karen	0.03%	2,500	0	0	0	0%
Greene, Myrna	0.01%	1,000	0	0	0	0%
Gupta, Shona	0.05%	5,000	0	0	0	0%
Hardy, Russell	0.11%	10,000	0	0	0	0%
Helfrich, Deborah-Lynne	0.03%	3,000	0	0	0	0%
Hernandez, Sal	0.03%	2,500	0	0	0	0%
Herrington, Howard	0.11%	10,000	0	0	0	0%
Hurlburt, Louis	0.02%	2,000	0	0	0	0%
Jones, Jim	0.01%	1,000	0	0	0	0%
Kaechele, Ralph	0.21%	20,000	0	0	0	0%
Kim, Michael	0.01%	1,000	0	0	0	0%
Kong, Caroline	0.02%	2,000	0	0	0	0%
Landsmann, Elfriede	0.01%	1,000	0	0	0	0%
Lovett, David	0.01%	1,000	0	0	0	0%
Marshall, Tom	0.11%	10,000	0	0	0	0%
Martini, Richared	0.05%	5,000	0	0	0	0%
Massetti, Chet	0.03%	2,500	0	0	0	0%
Melnyk, Lorna	0.01%	1,000	0	0	0	0%
Micetich, Keith	0.21%	20,000	0	0	0	0%
Micetich, Celine	0.42%	40,000	0	0	0	0%
Micetich, Chris	0.21%	20,000	0	0	0	0%
Murdica, Lou	0.11%	10,000	0	0	0	0%
Nishida, Russell	0.05%	5,000	0	0	0	0%
Pankowski, Joe	0.11%	10,000	0	0	0	0%
Payne, Geoff	0.02%	2,000	0	0	0	0%
Payne, Carley	0.02%	2,000	0	0	0	0%
Plummer, Bruce	0.01%	1,400	0	0	0	0%
Plummer, Alison	0.01%	1,400	0	0	0	0%
Raley, Jason	0.02%	2,000	0	0	0	0%
Rapadas, Daniel	0.02%	2,000	0	0	0	0%
Reynaga Jr., Efren	0.01%	1,000	0	0	0	0%
Sang, Linda S.	0.05%	5,000	0	0	0	0%
Santos Reyes, K.J.	0.03%	3,000	0	0	0	0%
Shipley, Brad	0.03%	2,500	0	0	0	0%
Shipley, Robert	0.05%	5,000	0	0	0	0%
Swift, David	0.08%	8,000	0	0	0	0%
Tisler, Craig	0.03%	3,000	0	0	0	0%
Tisler, Matt	0.01%	1,200	0	0	0	0%
Weiermair, Edith	0.03%	3,000	0	0	0	0%
West, Becky	0.11%	10,000	0	0	0	0%
West, David	0.11%	10,000	0	0	0	0%
Wilder, Joanna	0.11%	10,000	0	0	0	0%
Wilks, Mannie	0.06%	6,000	0	0	0	0%
Total Shares		340,500

*	Less than 1%
(1)
The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares as to which the Selling Stockholder has the right to acquire within sixty (60) days. No Selling Stockholders have contractually agreed to exercise their options and receive shares of our Common Stock such that the number of shares of Common Stock held by each Selling Stockholder and its affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Therefore, for purposes of this table, certain investors' beneficial ownership shall not exceed 4.99%.

(2)	The percentage of beneficial ownership reported in the table is based upon 9,440,500 shares of our Common Stock which were outstanding on June 30, 2006.
(3)	Assumes all shares registered in this prospectus are sold.

REGISTRATION RIGHTS

Included in this prospectus are zero (0) common shares sold by the Company and zero (0) common shares underlying Common Stock purchase warrants, common shares underlying Preferred Shares, and common shares underlying convertible debt instruments (the Company having no warrants, Preferred Shares or convertible debt instruments outstanding).

PLAN OF DISTRIBUTION

Eligible Shares

The Selling Stockholders will offer, pursuant to this prospectus, 340,500 shares of our Common Stock.

The term "Selling Stockholders" as used by us in this prospectus includes pledgees, donees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus from one or more of the Selling Stockholders named in the table commencing on page ** as a pledge, gift, partnership distribution or other non-sale related transfer.

Distribution Method

All of the Selling Stockholders have advised us that they may sell, from time to time, pursuant to this prospectus, their shares of our Common Stock (an aggregate of 340,500 shares as of the date of this prospectus) on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They have also advised us that their sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. In addition, the Selling Stockholders may sell, when permissible, pursuant to the exemption of Rule 144 under the Securities Act.

The Selling Stockholders will act independently of each other. They may sell the shares of our Common Stock pursuant to this prospectus by one or more of the following methods, without limitation:

o
a block trade on which the broker-dealer so engaged will attempt to sell the shares of our Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by the broker-dealer as principal and resales by such broker-dealer for its account pursuant to this prospectus;

o	ordinary brokerage transactions and transactions in which the broker solicits, or acts as an intermediary for purchasers; or

o	face-to-face transactions between the Selling Stockholder and purchasers without a broker-dealer.

In effecting sales, a broker-dealer engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts which will be negotiated immediately prior to sale. This compensation to a particular broker-dealer might be in excess of customary commissions for routine market transactions. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with these sales. Any profits realized by the Selling Stockholder and the compensation of such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our Common Stock through a block trade, a purchase by a broker or dealer, or any special offering other than an underwritten offering, we shall file a post-effective amendment to this registration statement. In such amendment we shall disclose (a) the name of each broker-dealer, (b) the number of shares involve, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to each broker-dealer(s), where applicable, (e) that such broker-dealers(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

In the event that a group of Selling Stockholders advises us that they have engaged an underwriter to sell for them and any other Selling Stockholder who or which so advises, we shall file a post-effective amendment to the registration statement of which this prospectus is part I so that a new amended prospectus will become available describing the underwritten offering, whether on a firm commitment or best efforts basis. As of the date of this prospectus, we have received no such advice.

From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in, or transfer or assign, some or all of the shares of our Common Stock owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of a default, and the transferees and assignees shall, be deemed to be Selling Stockholders for the purpose of this prospectus. The number of shares of our Common Stock beneficially owned by a Selling Stockholder who or which so transfers, pledges or assigns will decrease as and when the Selling Stockholder takes such action. The plan of distribution for the Selling Stockholder's shares of our Common Stock sold hereunder will otherwise remain unchanged by reason of a transfer, pledge or assignment. A Selling Stockholder may also enter into option or other transactions with a broker-dealer that involve the delivery of shares of our Common Stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer the shares of our Common Stock. A Selling Stockholder may also loan or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may then sell the shares of our Common Stock so loaned or, upon a default, may sell or otherwise transfer the pledged shares of our Common Stock.

In order to comply with the securities laws of some states, the shares of our Common Stock will have to be sold for a Selling stockholder in those jurisdictions only through registered or license brokers or dealers.

We have advised the Selling Stockholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, must deliver a copy of this prospectus in connection with any resale by such Selling Stockholder of shares of our Common Stock under this prospectus.

We have also undertaken, if, in our opinion in the future, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Stockholders of this opinion, to request that the Selling Stockholders cease use of this prospectus and to confirm our then intention to amend the registration statement of which this prospectus is part I in order to effect such compliance.

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

The selling shareholders reserve the right, in lieu of or in addition to selling their shares under this prospectus, to sell their common shares in a broker's transaction on the public markets pursuant to Rule 144 under the Securities Act, or to otherwise sell or transfer their shares in any other manner permitted under the federal securities laws. Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.

The following "non-sale" transactions or any combination thereof may not be facilitated under this prospectus (without otherwise limiting the ability of the selling shareholder to otherwise facilitate the transaction under the federal securities laws) unless we receive from the selling shareholder, at his or her expense, a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to the rules governing permitted transactions under registration statements on form SB-2:

o
any transfer of the shares for less than fair market value, including both complete and partial gifts and also including distributions or transfers from trusts, corporations, limited liability companies, partnerships or other entities or relationships;

o	any transfer by a selling shareholder to any entity or pursuant to any arrangement in which the selling shareholder or any affiliate of the selling shareholder retains a beneficial interest;

o	any pledge of or grant of security interest in the shares by the selling shareholder as collateral for margin accounts or in loan transactions; or

o	in the event the selling shareholder is an affiliate or underwriter, any transfer of the shares for any consideration other than cash.

In the event of any of the foregoing "non-sale" transactions, the company will (if required under an agreement with the selling shareholder), or may in its sole discretion (absent such an agreement), add the donee, transferee, pledgee, secured party or other successor-in-interest as a selling shareholder under this prospectus through the filing under Rule 424(b)(3) or other applicable provision of the Securities Act of an amended prospectus or a prospectus supplement after our notification of such transaction, thereby allowing the aforesaid successor-in-interest to thereafter sell the shares under this prospectus, subject to the foregoing restrictions. In such an event, the aforesaid successor-in-interest shall be deemed a "selling shareholder" for purposes of this prospectus. With the exception of changing the names of the selling shareholders to reflect such change in ownership, this plan of distribution shall remain unchanged. To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution. Unless and until the aforesaid successor-in-interest is named as a selling shareholder through the filing of an amended prospectus or supplement as described above, he or she will not have the right to sell under this prospectus.

Compliance

We have also advised each of the Selling Stockholders that a court may determine at a later date that he, she or it is an "underwriter" within the meaning of Section 2(11) of the Securities Act. In such event the Selling Stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in this prospectus, (i.e., material misstatements or omissions). We have also advised them that they may be found liable under Section 10(b) of the Act and Rule 10b-5 for such material misstatements or omissions, if any.

The Company and the Selling Stockholders are obligated to take steps as may be necessary to ensure that the offer and sale by the Selling Stockholders of an aggregate, as of the date of this prospectus of 340,500 shares of our Common Stock offered by this prospectus, will comply with the requirements of the federal securities laws and regulations, including Regulation M.

In general, Rule 102 under Regulation M prohibits any Selling Stockholder or a broker-dealer acting for such Selling Shareholder from, directly or indirectly bidding for, or purchasing, any shares of our Common Stock, or attempting to induce any person to bid for, or to purchase shares of our Common Stock during a restricted period (as such term is defined in Rule 100) which ends when he, she or it has completed his, her or its participation in distribution of shares in an offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the Selling Stockholder, including exercising a stock option or warrant.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers. The Company has advised the selling shareholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on their behalf are registered to sell securities in all fifty states. In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder. We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect "blue sky" clearance for any particular state. Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses and Proceeds of Sale

The Company has agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this prospectus including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts. We will receive no proceeds from any re-sales of the shares offered under this prospectus.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus. It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Cyclone Energy, Inc.
Malibu, California

We have audited the accompanying consolidated balance sheet of Cyclone Energy, Inc and Subsidiary ( A Development Stage Enterprise) as of June 30, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows from inception ( January 18, 2006) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyclone Energy, Inc and Subsidiary as of June 30, 2006, and the results of its operations and cash flows from inception ( January 18, 2006) to June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss of $405,449 for the period from inception (January 18, 2006) to June 30, 2006 .The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman & Parks LLP

Tarzana, California
September 5, 2006

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$90,372
Prepaid expense	17,400
107,772

Property and equipment (at cost)	3,636

Other assets:
Deposits	4,000
Total assets	$115,408

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued expenses	$92,857
Put option liability	2,400
Total current liabilities	95,257

Commitments

Stockholders' equity:
Common stock, no par value, 25,000,000 shares
authorized, 9,440,500 shares issued and outstanding	369,500
Additional paid in capital	65,500
Stock subscriptions receivable	(7,000)
Put option liability	(2,400)
Accumulated deficit during the development stage	(405,449)
Stockholders' equity	20,151
Total liabilities and stockholders' equity	$115,408

See accompanying notes to consolidated financial statements

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
ACCUMULATED DURING DEVELOPMENT STAGE

From inception on
January 18, 2006
to June 30, 2006

Operating expenses:
Selling, general and administrative	$403,849
Total operating expenses	403,849

Loss before income taxes	(403,849)
Income tax expense	(1,600)
Net loss	($ 405,449)

Loss per share:
Basic and diluted	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	9,258,584

See accompanying notes to consolidated financial statements

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION ON JANUARY 18, 2006 TO JUNE 30, 2006

			Additional	Stock
		Common	Paid-in	Subscriptions	Put Options	Accumulated
	Shares	Stock	Capital	Receivable	Liability	Deficit	Total

Balance at January 18, 2006	—	—	—	—		—	—

Issuance of common stock	9,340,500	$349,500	—	$(7,000)	$(2,400)	—	$340,100
Issuance of common stock
for stock based compensation	100,000	20,000	—	—	—	—	20,000
Granting of stock options for
stock based compensation	—	—	$65,500	—	—	—	65,500
Net loss	—	—	—	—	—	($ 405,449)	(405,449)
Balance at June 30, 2006	9,440,500	$369,500	$65,500	$(7,000)	$(2,400)	$(405,449)	$20,151

See accompanying notes to consolidated financial statements

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION ON JANUARY 18, 2006 TO JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	($ 405,449)

Non-cash activity:
Stock based compensation	85,500
Changes in operating assets and liabilities:
Prepaid expense	(17,400)
Security deposits	(4,000)
Accounts payable and accruals	92,857
Cash used by operating activities	(248,492)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,636)
Cash used by investing activities	(3,636)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	342,500
Cash provided by financing activities	342,500

Increase in cash and cash equivalents	90,372

Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$90,372

See accompanying notes to consolidated financial statements

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

1.	General background and business environment:

Cyclone Energy, Inc., (the “Company” or “Cyclone”) is a California corporation formed in January 2006 whose principal business is to provide pollution free transportation solutions for today’s drivers. Cyclone plans to build, own and operate hydrogen stations to dispense hydrogen produced at the Cyclone Energy Hydrogen plant.

In January 2006, the Company registered a REG-D 504 offering in California. Net proceeds from this offering as of June 30, 2006 was $333,500 for 333,500 shares sold at $1.00 per share of restricted common stock.

The Company selected to focus on developing two activities.

•	The Company will produce Hydrogen utilizing a non-polluting process of electrolyzing water with electricity generated from either wind turbines or solar panels.

•
The Company’s strategy is to buy, own and operate existing gas stations in California. After purchasing a gas station, Cyclone will install a hydrogen refueling station at each location. To create immediate demand for Hydrogen, the Company’s wholly owed subsidiary, ICE Conversions, Inc., will sell and install hydrogen conversions for existing internal combustion engines. Once converted, these vehicles will be zero emission vehicles and experience up to a 17% boost in horsepower.

The above activities are dependent on adequate equity financing.

2.	Summary of Significant Accounting Policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and ICE Conversions, Inc.(ICE), its wholly owned subsidiary. All inter-company accounts and transactions have been eliminated. For the period ended June 30, 2006, ICE had not commenced operations.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

Critical Accounting Policies and Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Unites States of America requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.

On an on-going basis, the Company evaluates its estimates and judgments, including those related to revenue recognition, inventories, adequacy of allowances for doubtful accounts, valuation of long-lived assets and goodwill, income taxes, litigation and warranties. The Company bases its estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events.

The policies discussed below are considered by management to be critical to an understanding of the Company’s financial statements. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent fro other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from those estimates.

Revenue Recognition

The Company recognizes product revenue, net of sales discounts, returns and allowances, in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB No. 104”) and Statement of Financial Accounting Standards No. 48, “Revenue Recognition When Right of Return Exists” (“SFAS No. 48”). These statements establish that revenue can be recognized when persuasive evidence of an arrangement exists, delivery has occurred and all significant contractual obligations have been satisfied, the fee is fixed or determinable, and collection is considered probable. The Company recognizes revenue upon delivery of product to third-party distributors and customers and does not make bill-and-hold sales. The Company does not offer price protection to its third-party distributors and customers and accepts product returns only if the product is defective. Appropriate reserves are established for anticipated returns and allowances are based on product return history.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

Allowance for Doubtful Accounts

Cyclone maintains allowances for doubtful accounts for estimated losses resulting from the inability of some of its customers to make required payments. The allowances for doubtful accounts are based on the analysis of historical bad debts, customer credit-worthiness, past transaction history with the customer, current economic trends, and changes in customer payment terms. If the financial condition of Cyclone’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances may be required.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets, which range from three to ten years. Amortization of leasehold improvements is based upon the estimated useful lives of the assets or the term of the lease, whichever is shorter. Significant improvements and betterments are capitalized, while maintenance and repairs re charged to operations as incurred. Asset retirements and dispositions are accounted for in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment and Disposal of Long Lived Assets” (“SFAS No. 144”), as described below.

Accounting for Long-Lived Assets

The Company accounts for long-lived assets, other than goodwill, in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment and Disposal of Long Lived Assets,” which supersedes SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of.” This statement creates one accounting model, based on the framework established in SFAS No. 121, to be applied to all long-lived assets including discontinued operations. SFAS No. 144 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicated that the carrying amount of an asset may not be fully recoverable. We believe the estimate of our valuation of Long-Live Assets is a “critical accounting estimate” because if circumstances arose that led to a decrease in the valuation it could have a material impact on our results of operations.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

Stock-Based Compensation

The Company has adopted the provisions of SFAS No. 123R, “Accounting for Stock-Based Compensation.” The Company records compensation expense at fair value for options and warrant grants to non-employees using the Black-Scholes option pricing model. Compensation expense for stock options is recognized ratably over the vesting period. Stock option compensation expense has been estimated as of the grant date and is projected based on factors, which estimate the probability of vesting.

Stock options are forfeited by employees who terminate prior to vesting. All of the above factors plus the stocks volatility is part of the Black-Scholes option model. Restricted stock issued is recognized at fair value and recognized as an expense based upon the market price of the shares underlying the awards on the grant date.

Income Taxes

Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the years in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. A valuation allowance against deferred tax assets is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

Effects of Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued FAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” an amendment of FAS No. 133 and FAS No. 140. FAS No. 155 simplifies accounting for certain hybrid instruments under FAS No. 133 by permitting fair value remeasurement for financial instruments that otherwise would require bifurcation and eliminating FAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” which provides that beneficial interests are not subject to the provisions of FAS No. 133. FAS No. 155 also eliminates the previous restriction under FAS No. 140 on passive derivative instruments that a qualifying special-purpose entity may hold. FAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement event occurring after the beginning of an entity’s fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company’s results of operations, financial position or cash flows.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

In March 2006, the FASB issued FAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of FASB Statement No. 140. FAS No. 156 permits entities to choose to either subsequently measure servicing rights at fair value and report changes in fair value in earnings or amortize servicing rights in proportion to and over the estimated net servicing income or loss and assess to rights for impairment or the need for an increased obligation. FAS No. 156 also clarifies when a servicer should separately recognize servicing assets and liabilities, requires all separately recognized assets and liabilities to be initially measured at fair value, if practicable, permits a one-time reclassification of available-for-sales securities to trading securities by an entity with recognized servicing rights and requires additional disclosures for all separately recognized servicing assets and liabilities. FAS No. 156 is effective as of the beginning of an entity’s fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company’s results of operations, financial position or cash flows.

3.	Going Concern Issue

The Company’s cash and available credit are not sufficient to support its operations for the next year. Accordingly, management needs to seek additional financing. Management’s plan is to raise equity through private placements and individual investors, to raise working capital and sustain operations. As of June 30, 2006, the Company has an accumulated deficit of $405,449.

These financial statements have been prepared on the basis that adequate financing will be obtained. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

4.	Property and Equipment

Property and equipment at June 30, 2006 consisted of office equipment

5.	Deposits

Deposits at June 30, 2006 totaled $4,000 for a security deposit on the office lease.

6.	Accrued Expenses

Accrued expenses at June 30, 2006 consisted of:

Payroll Taxes	$63,757
Wages	25,000
Other	4,100
$92,857

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

7.	Stockholders’ Equity

The Company founders paid cash and were issued 9,000,000 shares of restricted common stock at $.001 per share totaling $9,000. The founders received their shares before any money came in from the sale of common stock. Officer’s compensation and consulting fees for the founders totaled $191,250 and $41,500, respectively. Cash proceeds amounting to $333,500 came from a private placement and were issued at $1.00 per share. The Company issued 100,000 shares of common stock valued at $.20 per share as stock based compensation to induce an individual to be a board member. The price complies with fair value reporting guidelines.

The CEO and the Vice President of Technology as part of their employment agreements can have the Company buy back 2,400,000 common stock shares if terminated between November 14, 2006 at $.001 per share, or at the completion of six months of full time employment the entire 6,000,000 shares purchased by the CEO and Vice President shall be completely vested and irrevocable and not subject to any buy back provision. At June 30, 2006, 2,400,000 shares issued to the Vice President are subject to the buyback provision. Accordingly, the Company has recorded a liability for $2,400. Buyback liability for the CEO’s shares expired as of June 30, 2006.

8.	Equity Based Compensation:

Under various plans, the Company may grant stock options and other equity based awards to executive, management and other personnel at fair value in compliance with SFAS 123R. In January 2006, the Company adopted a new approach to long-term incentive awards.

Stock options are generally granted at exercise prices equal to or exceeding the market price at the date of grant. Effective in March 2006 options became exercisable ratably over a four-year period from the grant date. Unvested stock options and Restricted Stock Units (RSU’s) are forfeited for employees who are terminated prior to vesting. Shares available for future option and RSU grants at June 30, 2006 were 450,000 shares and 0 shares respectively. The Company satisfies stock option exercises and vesting of RSU’s with newly issued shares.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

Compensation expense for RSU’s and stock options is recognized on a straight-line attribution basis over their vesting period net of estimated forfeitures. Compensation expense for RSU’s is based upon the market price of the shares underlying the awards on the grant date; however, compensation expense for performance-based awards is adjusted to reflect the estimated probability of vesting. Under the provisions of SFAS 123R, compensation expense for stock options has been estimated on the grant date using a Black-Scholes option-pricing model. The weighted average assumptions used in the Black Scholes model were as follows:

2006
Risk-free interest rate	4.11% to 4.81
Expected term (years)	4
Expected volatility	122%
Dividend yield	0

The weighted-average fair value of the options granted was $0.83. The expected annual forfeiture rate was zero at this point because there are only three people who have grants issued at June 30, 2006. There is no term specified in agreements to exercise an option and vesting is 25% per year over a four year period. The weighted average remaining on contractual life was the vesting period.

In connection with the adoption of SFAS 123R, the Company reviewed and updated, among other things, its forfeiture, expected term and volatility assumptions. The weighted average expected option term for 2006 reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107 (SAB 107), which was issued in March 2005. The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all option tranches.

Estimated volatility for fiscal year 2006 also reflects the application of SAB 107 interpretive guidance and, accordingly, incorporates historical and implied share-price volatility, with implied volatility derived from exchange traded options on the Company’s common stock and other traded financial instruments issued in the same SIC code for microcap stocks.. The following table summarizes information about stock option transactions.

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

		Weighted Average
	Shares	Exercise Price
Outstanding at beginning of period	0
Awards granted	450,000	$.78
Awards exercised	0
Awards expired/cancelled	0
Outstanding at end of period	450,000	$.78
Exercisable at end of period	55,000	$1.00

The following tables summarize information about stock options outstanding at June 30, 2006

		Weighted
		Average	Weighted Average
Range of	Number	Exercise	Remaining Years of
Exercise Prices	of Options	price	Contractual Life
$.050	200,000	$.50	4
$.51 - $1.00	250,000	1.00	4
	450,000

The aggregate fair values of stock options granted, outstanding and exercisable at June 30, 2006 were $ 372,000, $372,000 and $44,000, respectively. The value for the board member was $172,000 and the employees was $200,000 The following summarizes information about RSU transactions:

	Restricted	Weighted Average
	Stock Units	Grant-Date Fair Value
Unvested at beginning of year	0	0
Granted	100,000	$.20
Exercised	(100,000)	.20
Forfeited	0	0
Unvested at end of period	0	0

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

RSUs representing 100,000 shares were granted and vested on March 1, 2006. These shares were based upon joining the board of directors. The board member exercised his options which were valued at $.20 per share in accordance with AICPA Audit and Accounting Practice Aid Series - Value of Privately Held Company Equity Securities Issued as Compensation.

The weighted average grant-date values of RSUs granted as of June 30, 2006 was $.20. The fair value of the restricted stock of $.20 per share was also compared to pre-IPO studies and additional discounts were taken because of the Company’s market capitalization, financial condition, no revenue, number of shares being registered in an SEC filing and a lack of liquidity when the Company starts trading. The Company plans to trade Over the Counter Bulletin Board.

As of June 30, 2006, there was $306,500 of unrecognized compensation cost related to unvested stock options and $-0- related to unvested RSUs. The cost is expected to be recognized over a weighted-average period of four years for stock options and immediately upon issuance at fair value for RSUs. The total fair value at grant date of RSUs vested during the six months ended June 30, 2006 was $20,000.

9.	Income Taxes

The Company follows FAS 109 for reporting income taxes. The expenses (benefit) for income taxes reflected in the Consolidated Statements of Operations for the period from inception on January 18, 2006 to June 30, 2006 consisted of:

Current
Income Tax (Benefit)	($0)
State Income Tax	1,600
1,600
Deferred
Stock Option Grants	(26,000)
Net operating loss	(135,000)
Total Benefit	(161,000)
Less: Valuation Allowance for Realization of Deferred Tax Asset	161,000
Total Tax Expense	$1,600

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

The current tax for the period noted above was for the minimum state franchise tax in California. The allowance for realization of the deferred tax asset is the uncertainty that such benefits will be realized at June 30, 2006. The Company is a development stage entity which currently has no discernable evidence of achieving profitability in the next twelve months. The deferred difference related to the recording of stock option grants is for financial statement purposes, however for filing corporate income tax returns, the expense is recognized when the options are exercised.

Although the Company recorded this allowance to the deferred tax assets, the Company may still utilize the future federal and state tax benefits from net operating losses for 20 years from the period of loss to the extent of future taxable income.

A reconciliation between tax at federal statutory rate and income tax reflected in the financial statements is as follows:

Tax benefit at federal statutory rate	34%
Increase in valuation allowance	(34)
—

10.	Loss Per Share

A reconciliation of weighted average shares outstanding, used to calculated basic loss per share, to weighted average shares outstanding assuming dilution, used to calculate diluted loss per share, as follows:

From inception January 18
to June 30, 2006

Net Income (Loss)	($ 405,449)
Number of shares Outstanding	9,258,584
Effect of dilutive Shares	—
Basic and Diluted Shares Outstanding	9,258,584

Net Loss per Share Basic and Diluted	$.04

CYCLONE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

11.	Commitment and Contingencies

The Company has no known lawsuits or any pending litigation.   The Company has no long term commitments other than its stock options and issuing restrictive stock units/shares.   However, the Company is committed in two employment agreements with itsits’ officers who are the majority stockholders.   The agreements call for $25,000 each per month for a three year period.   One of the agreements is in force and the other will start after the Company completes its private placement financing.

There is an option to purchase the assets of What’s Next? Performance Upgrades (“WNPU”), an auto repair business.”).  The owner of WNPU (a consultant to Cyclone since June 2006) will be granted a three year option to purchase, contingent upon the individual’s continued service to ICE Conversions, Inc., 100,000 shares of the common stock of Cyclone Energy, Inc. (parent company of ICE Conversions Inc.) at a purchase price of $1.00 per share.   The option to purchase 25,000 of these shares will vest immediately.   The balance shall vest in three equal installments of 25,000 each, on the first three anniversaries of June 1, 2007.   The transaction date to purchase WNPU shall be January 1, 2007.   By  December 1, 2006, the individual will have notified ICE Conversions, Inc. in writing as to whether he elects to continue with this agreement or to abandon it.   In the event that abandonment is elected, the initial option for 25,000 shares of Cyclone Energy shall remain vested and the remaining options for 75,000 shares shall be cancelled and returned to Cyclone Energy.

The Company leases office for its corporate headquarters. Lease expense for the periods noted in the financial statements were $15,000 and $15,000, respectively. The Company’s basic rent was $2,000 per month, however, the rental agreement called for an additional rent of $3,000 for taking possession on November 15, 2005. Future minimum lease payments are approximately as follows:

Year ended June 30	Amount

2007	$24,800
2008	26,000

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

TRANSFER AGENT

Cyclone's stock transfer agent is Interwest Transfer, 1981 E. Murray Holladay Rd. #1, Salt Lake City, UT 84117.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee, except that the validity of the shares of Common Stock of Cyclone will be passed upon by Williams & Kilkowski, Los Angeles, CA. Lee Williams, attorney at law and a principal at Williams & Kilkowski, currently serves as a director of the Company.

The financial statements included in this prospectus have been audited by Goldman & Parks, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

LIMITATIONS ON DIRECTOR'S LIABILITY AND INDEMNIFICATION

Under California law, if directors, officers, employees or agents of a California corporation are sued in their corporate capacities, the corporation must indemnify them against their defense costs if they are successful on the merits or otherwise.

Although Cyclone's Bylaws do not contain additional mandatory director indemnification provisions, they do allow the corporation to indemnify any Director, Offer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the California Corporations Code. Generally, California law states that California corporations have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he/she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his/her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers, and controlling persons of Cyclone pursuant to the foregoing provisions of California law, or otherwise, the SEC has nevertheless held that such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer, or controlling person of the corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee:	$11.00

Transfer Agent fees:	0
Accounting fees and expenses:	$20,000
Legal fees and expenses:	$30,000
Total:	$50011.00

All amounts are estimates, other than the Commission's registration fee.

The Company is paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

In 2006, we entered into fifty-six (56) Agreement(s) to sell an aggregate of 340,500 shares of authorized common stock of Cyclone to 56 different persons. The issuance of the shares pursuant to such shares was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the shares were issued to institutional or accredited investors only.

The Company has no equity incentive plans available to key employees and consultants of the Company.

On March 22, 2006, Cyclone issued options to Brian Goldstein, to purchase 150,000 shares of the Company's Common Stock at an exercise price of $1.00 per share with a term of four (4) years. 30,000 shares of the common stock of Cyclone vested immediately; the remainder vests at the rate of 30,000 shares per year on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 150,000 shares. These options were issued pursuant to Cyclone’s employment agreement with Mr. Goldstein. In the event that a controlling percentage of Cyclone is sold to third parties or if Lawrence Weisdorn resigns from all positions with Cyclone prior to March 22, 2010, any unvested options will immediately then vest. Should Mr. Goldstein’s employment terminate with or without cause before all of the options vest, the unvested options will be cancelled.

In consideration for his agreement to accept a seat on the Board of Directors of Cyclone, Lee Williams was given an option to acquire 100,000 shares of the common stock of Cyclone for $.001 per share on March 1, 2006 which he exercised immediately. He was also given an option to purchase an additional 50,000 shares of the common stock of Cyclone at a price of $.50 per share on each of March 22, 2007, 2008, 2009 and 2010 for an aggregate total of 200,000 additional shares or 300,000 shares altogether.

On May 24, 2006, Cyclone caused ICE to enter into an Agreement to purchase a business d/b/a “What’s Next? Performance Upgrades” (“WNPU”) wherein it agreed to issue to the seller of WNPU an option to purchase an aggregate of 100,000 shares of the Company's Common Stock at a purchase price of $1.00 per share for a term of three (3) years. The option to purchase 25,000 shares vested on June 1, 2006- the date of the commencement of services to ICE by the seller of WNPU. The balance of the options shall vest in three (3) equal installments of 25,000 shares each, on the first three (3) anniversaries of June 1, 2006. However, in the event the purchase of WNPU by ICE doesn’t close on or before January 1, 2007, the seller of WNPU shall retain the right to purchase 25,000 shares of Company Common Stock and the option to purchase the remaining 75,000 shares of Company Common Stock shall be cancelled.

(Remainder of this page left intentionally blank.)

WHERE YOU CAN FIND MORE INFORMATION

After the filing of this prospectus, Cyclone will file annual, quarterly, and current reports, information statements, and other documents with the SEC. You may read and copy any document Cyclone files with the SEC at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains a website at www.sec.gov where certain information regarding issuers, including Cyclone, may be found.

This information statement/prospectus is part of a registration statement filed with the SEC on Form SB-2. The registration statement contains more information than this information statement/prospectus regarding Cyclone and its Common Stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its website, www.sec.gov.

As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in the registration statement on Form SB-2 filed by Cyclone to register the shares of stock issued in the merger and the exhibits to the registration statement. The SEC allows Cyclone to "incorporate by reference" information into this information statement/prospectus, which means that Cyclone can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement/prospectus, except for any information superseded by information in this information statement/prospectus. This information statement/prospectus incorporates by reference the documents set forth below that Cyclone has previously filed with the SEC. These documents contain important information about the company and its financial condition.

This information statement/prospectus incorporates important business and financial information about Cyclone from documents that are not included in or delivered with this information statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this information statement/ prospectus by requesting them in writing, by telephone or by e-mail from the appropriate company at the following address: Cyclone Energy, Inc., 22525 PACIFIC COAST HIGHWAY, SUITE 101, MALIBU, CALIFORNIA 90265.

EXHIBITS

Exh. No.	Date of Document	Description of Document
99.1	January 18, 2006	Articles of Incorporation (Cyclone Energy, Inc.)*
99.2	N/A	Bylaws of Cyclone Energy, Inc. (1)*
99.3	N/A	Form of common stock certificate of Cyclone Energy, Inc.*
99.4	November 23, 2005	Articles of Incorporation (ICE Conversions, Inc.)*
99.5	N/A	Bylaws of ICE Conversions, Inc. (1)*
99.6	N/A	Form of common stock certificate of ICE Conversions, Inc.*
99.7	October 13, 2006	Opinion on Legality of Shares and Consent of Counsel*
99.8	November 15, 2005	Employment Agreement with Lawrence Weisdorn*
99.9	November 15, 2005	Independent Contractor Agreement with Robert Weiermair*
99.10	May 24, 2006	Agreement between ICE Conversions, Inc. and Markus Herm to purchase What’s Next? Performance Upgrades*
99.11	N/A	Code of Ethics and Business Conduct Policy for Officers and Directors*
99.12	N/A	Code of Ethics Policy for Financial Executives*
99.13	N/A	List of Subsidiaries
99.14		Consent of Certified Public Accountants *- Goldman & Parks, LLP

*	Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Malibu, State of California, on October 17, 2006.

CYCLONE ENERGY, INC.

By:  /s/ Lawrence Weisdorn

Lawrence Weisdorn
Chief Executive Officer
(principal executive officer)

By:  /s/ Lawrence Weisdom

Lawrence Weisdorn
Chief Financial Officer
(principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Lawrence Weisdorn, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on Form SB-2 with respect to Cyclone Energy, Inc, a California corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

By: /s/ Lawrence Weisdorn	Chief Executive Officer and Director	October 20, 2006
Lawrence Weisdorn

By: /s/ Don Hejmanowski	Director	October 20, 2006
Don Hejmanowski

By: /s/ Lee Williams	Director	October 20, 2006
Lee Williams

By: Robert Weiermair	Vice President Technology and Business Development	October 20, 2006
Robert Weiermair